================================================================================

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
| |   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        MARCUM NATURAL GAS SERVICES, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (NAME OF PERSONS(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1)    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
      2)    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
      4)    Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
      5)    Total fee paid:

            --------------------------------------------------------------------
|_|   Fee paid previously with preliminary materials.
|_|   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)    Amount Previously Paid:

            --------------------------------------------------------------------
      2)    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------
      3)    Filing Party:

            --------------------------------------------------------------------
      4)    Date Filed:

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
                        MARCUM NATURAL GAS SERVICES, INC.
                                  1675 BROADWAY
                                   SUITE 2150
                             DENVER, COLORADO 80202


         ---------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 12, 1998
         ---------------------------------------------------------------


To the Stockholders of
Marcum Natural Gas Services, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Marcum Natural Gas Services, Inc. (the "Company") will be held at the principal executive offices of Metretek, Incorporated, 300 North Drive, Melbourne, Florida, on Friday, June 12, 1998 at 9:00 a.m., local time, for the following purposes:

         1. To elect three directors, each to serve for a term of three years expiring at the 2001 Annual Meeting of Stockholders;

         2. To consider and vote upon a proposal to adopt and approve the Company's 1998 Stock Incentive Plan;

         3. To consider and vote upon a proposal to amend Article Fourth of the Company's Restated Certificate of Incorporation to implement a reverse split ("Reverse Split") of the Company's Common Stock in the range between one-for-two and one-for-four, inclusive, in the event the Board of Directors determines that a Reverse Split is necessary or advisable at any time within one year from the date of the Annual Meeting, with the exact size of the Reverse Split to be determined by the Board of Directors;

         4. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and

         5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         Only stockholders of record as of the close of business on May 4, 1998 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

                                        By Order of the Board of Directors,


                                        Gary J. Zuiderveen
                                        Secretary

Denver, Colorado
May 8, 1998


================================================================================
                             YOUR VOTE IS IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED STAMPED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.
================================================================================

                        MARCUM NATURAL GAS SERVICES, INC.
                                  1675 BROADWAY
                                   SUITE 2150
                             DENVER, COLORADO 80202

         ---------------------------------------------------------------
                                 PROXY STATEMENT
                                     FOR THE
                       1998 ANNUAL MEETING OF STOCKHOLDERS
         ---------------------------------------------------------------


                               GENERAL INFORMATION

PROXY SOLICITATION

         This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share ("Common Stock"), of Marcum Natural Gas Services, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the principal executive offices of Metretek, Incorporated, 300 North Drive, Melbourne, Florida, on Friday, June 12, 1998, at 9:00 a.m., local time, and at any adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         This Proxy Statement, together with the Notice of Annual Meeting of Stockholders and the accompanying proxy card, are being first mailed to stockholders on or about May 8, 1998. The solicitation of proxies will initially be made by mail and may thereafter be made in person or by mail, telephone, telecopy, telegram, facsimile or other means of communication by the directors, officers and regular employees of the Company for no additional or special compensation. In addition, brokerage houses, banks, nominees, trustees, custodians and other fiduciaries will be requested by the Company to forward proxy solicitation materials for shares of Common Stock held of record by them to the beneficial owners of such shares, and such fiduciaries will, upon request, be reimbursed by the Company for their reasonable out-of-pocket expenses incurred in connection therewith. The cost of the solicitation of proxies for use at the Annual Meeting will be borne by the Company.

VOTING RIGHTS AND PROCEDURES

         Only stockholders of record as of the close of business on May 4, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof. As of the close of business on the Record Date, 14,170,979 shares of Common Stock of the Company were issued and outstanding. Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding as of the Record Date is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

         Directors will be elected by the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to (i) adopt and approve the Company's 1998 Stock Incentive Plan (the "1998 Stock Plan"), and
(ii) ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting will be required to adopt and approve the proposal to amend Article Fourth of the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to implement a reverse split ("Reverse Split") of the Company's Common Stock in the range between one-for-two and one-for-four, inclusive, in the event the Board of Directors determines that a Reverse Split is necessary or advisable at any time within one year from the date of the Annual Meeting, with the exact size of the Reverse Split to be determined by the Board of Directors (the "Reverse Split Proposal").

         Under the Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws, abstentions and "broker non-votes" (shares held by brokers or nominees which are voted on at least one matter but which are not voted on a particular matter because the broker or nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner of such shares) will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as present and entitled to vote at the Annual Meeting and, accordingly, (i) will have no effect on the outcome of the election of directors, and (ii) will have the same effect as a vote against all other matters presented to stockholders at the Annual Meeting. Broker non-votes on a matter will not be considered present and entitled to vote on that matter and, accordingly, (i) will have no effect on the outcome of a matter requiring the approval of the holders of a plurality or majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting, and (ii) will have the same effect as a vote against a matter requiring the approval of a majority of all shares outstanding and entitled to vote at the Annual Meeting.

         If a proxy card is properly signed and returned to the Company at or prior to the Annual Meeting, unless subsequently properly revoked, the shares represented by that proxy card will be voted in accordance with the instructions specified thereon. If a proxy card is properly signed and returned to the Company at or prior to the Annual Meeting without voting instructions, it will be voted (i) FOR the election as directors of the persons named as nominees herein, (ii) FOR the adoption and approval of the 1998 Stock Plan, (iii) FOR the adoption and approval of the Reverse Split Proposal, and (iv) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. If any other matters are properly presented at the Annual Meeting or any adjournments or postponements thereof, the persons appointed as proxies in the proxy card will have the discretionary authority to vote or act thereon in accordance with their best judgment.

         Without affecting any vote previously taken, any stockholder may revoke a proxy at any time before it is voted, either by delivering to the Secretary of the Company a written notice of revocation or a properly signed proxy bearing a later date, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 4, 1998 (except as otherwise noted in the footnotes) by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock,
(ii) each director and nominee of the Company, (iii) each of the Named Executive Officers of the Company, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the persons listed in the table below have sole investment and voting power with respect to the Common Stock owned by them, subject to community property laws, where applicable.

                                                        SHARES BENEFICIALLY OWNED (1)
                                                     ----------------------------------
NAME OF BENEFICIAL OWNER                              NUMBER       PERCENT OF CLASS (2)
------------------------                              ------       --------------------
Eagle Research Corporation (3)                       2,481,306             16.7
     105 Erskine Lane
     Scott Depot, West Virginia  25560
W. Phillip Marcum (4)                                  506,068              3.5
Albert F. Thomasson (5)                                393,287              2.8
Robert Lloyd (6)                                       185,000              1.3
A. Bradley Gabbard (7)                                 156,850              1.1
Anthony D. Pell (8)                                    114,840              0.8
Ronald W. McKee (9)                                     82,401              0.6
Basil M. Briggs (10)                                    51,500              0.4
Harry I. Skilton (11)                                   30,000              0.3
All directors and executive officers as a group      1,519,946             10.2
   (8 persons) (12)

----------
(1) The Number and Percent of Class of Shares Beneficially Owned by each beneficial owner are determined in accordance with the rules of the Securities and Exchange Commission and, accordingly, are adjusted to give effect to shares of Common Stock that are not outstanding but may be acquired by such beneficial owner upon the exercise of all options or other rights to acquire Common Stock that are exercisable within 60 days of May 4, 1998. However, such shares of Common Stock are not deemed to be outstanding for the purpose of computing the Percent of Class with respect to any other beneficial owner.

(2) The percentages are based upon 14,170,979 shares of Common Stock outstanding as of May 4, 1998.

(3) According to its Schedule 13D, dated March 31, 1998, filed with the Securities and Exchange Commission, Eagle Research Corporation ("Eagle") is a wholly-owned subsidiary of American Meter Company ("American Meter"), and both corporations are ultimately controlled by Ruhrgas Aktiengesellschaft ("Ruhrgas"), a German corporation. Includes 723,064 shares as to which Eagle has the right to acquire upon the conversion of a convertible, subordinated promissory note.

(4) Includes 330,000 shares which may be acquired by Mr. Marcum under currently exercisable stock options. Also includes 31,000 shares owned by Mr. Marcum's wife. Does not include 150,000 shares underlying stock options that are not exercisable within 60 days.

(5) Includes 9,351 shares beneficially owned or held of record by Mr. Thomasson's wife and 96,487 shares held in trusts for the benefit of family members of which he is trustee ("Thomasson Trusts"). Also includes 2,057 and 48,291 shares which may be acquired under currently exercisable warrants by Mr. Thomasson and by the Thomasson Trusts, respectively, and 50,000 shares which may be acquired by Mr. Thomasson under currently exercisable stock options.

(6) Includes 70,000 shares which may be acquired by Mr. Lloyd under currently exercisable stock options.

(7) Includes 103,000 shares which may be acquired by Mr. Gabbard under currently exercisable stock options. Also includes 3,000 shares owned by Mr. Gabbard's children. Does not include 75,000 shares underlying stock options that are not exercisable within 60 days.

(8) Includes 50,000 shares which may be acquired by Mr. Pell under currently exercisable stock options and 10,400 shares held by Mr. Pell's wife.

(9) Includes 51,800 shares which may be acquired by Mr. McKee under currently exercisable stock options.

(10) Includes 50,000 shares which may be acquired by Mr. Briggs under currently exercisable stock options. Includes 1,500 shares owned by Mr. Briggs' wife.

(11) Includes 20,000 shares which may be acquired by Mr. Skilton under currently exercisable stock options. Although Mr. Skilton is the Vice President and a director of Eagle and the President, Chief Executive Officer and a director of American Meter, no shares held by Eagle have been attributed to Mr. Skilton.

(12)     See notes (4) through (11).

                              ELECTION OF DIRECTORS
                                    (ITEM 1)

         The Board of Directors of the Company currently consists of eight members divided into three classes serving staggered three year terms. In August 1997, Stephen E. McGregor resigned as a director of the Company and Ronald W. McKee was appointed by the Board of Directors to fill his vacancy. In March 1998, U. E. Patrick resigned as a director of the Company. In May 1998, Harry
I. Skilton, the President and Chief Executive Officer of American Meter and the Vice President of Eagle, was appointed to the Board of Directors pursuant to the terms of an agreement among American Meter, Eagle, the Company, and Metretek, Incorporated ("Metretek"), a wholly-owned subsidiary of the Company, pursuant to which Metretek acquired certain assets of Eagle.

         Three Class I directors are to be elected at the Annual Meeting. The Board of Directors has nominated the persons listed below as "Nominees," who are all currently serving as Class I directors, to be re-elected as Class I directors, each to serve for a three year term expiring at the 2001 Annual Meeting of Stockholders and until his successor is duly elected and qualified. All other members of the Board of Directors will continue in office until the expiration of their respective terms at the 1999 or 2000 Annual Meeting of Stockholders, as indicated below.

         Directors will be elected by the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. If properly signed and returned to the Company at or prior to the Annual Meeting, the accompanying proxy card will be voted for the election of the nominees listed below, unless contrary instructions are specified. Although the Board of Directors has no reason to believe that any of the nominees listed below will decline or be unable to serve as a director, should that occur, the persons appointed as proxies in the accompanying proxy card intend to vote, unless the number of nominees or directors is reduced by the Board of Directors, for such other nominee or nominees as the Board of Directors may designate.

         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS LISTED BELOW AS "NOMINEES." PROXY CARDS SIGNED AND TIMELY RETURNED TO THE COMPANY WILL BE SO VOTED, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED THEREON.

                                    NOMINEES

                         CLASS I - TERM EXPIRES IN 2001

         W. PHILLIP MARCUM, 54, a founder of the Company, has served as the President, Chief Executive Officer, Chairman of the Board and a director of the Company since its incorporation in April 1991. He also serves as the Chairman and Chief Executive Officer of each of the Company's direct wholly-owned subsidiaries. He currently serves on the board of directors of one public corporation, Key Energy Group, Inc., East Brunswick, New Jersey, an oil field service provider, and one privately-held corporation, Hydrologic, Inc., Asheville, North Carolina, a water analysis company.

         BASIL M. BRIGGS, 62, has served as a director of the Company since June 1991. He has been a practicing attorney in Detroit, Michigan since 1961, practicing law with Cox Hodgman & Giarmarco, P.C., Troy, Michigan since January 1997. Prior thereto, Mr. Briggs was of counsel with Miro, Weiner & Kramer, P.C., Bloomfield Hills, Michigan, from 1987 through 1996, and was the President of Briggs & Williams, P.C., Attorneys at Law, from 1977 through 1986. Mr. Briggs was the Secretary of Patrick Petroleum Company from 1984, and a director of Patrick Petroleum Company from 1970, until it was acquired by Goodrich
Petroleum Company ("GPC"), an oil and gas company, in August 1995. Since August 1995, he has been a director of GPC.

            ROBERT LLOYD, 59, has served as a director of the Company since July 1993. He currently manages his personal investments. From 1988 to 1989 he was an Executive Director of Interallianz London Limited, the wholly-owned corporate finance subsidiary of Interallianz Bank Zurich A.G. Mr. Lloyd formerly held several positions with Drexel Burnham Lambert Inc. and affiliates, including Managing Director and Senior Corporate Finance Officer in Europe.

                              CONTINUING DIRECTORS

                         CLASS II - TERM EXPIRES IN 1999

         A. BRADLEY GABBARD, 43, a founder of the Company, has served as a director and executive officer of the Company since its incorporation in April 1991. He has served as the Executive Vice President of the Company since July 1993, and the Chief Financial Officer and Treasurer of the Company since August 1996 and from April 1991 until July 1993. He also served as the Vice President and the Secretary of the Company from April 1991 through July 1993. Mr. Gabbard has served as the President of Marcum Denver, Inc., a subsidiary of the Company, since July 1993. From October 1990 to February 1991, Mr. Gabbard was employed by Boettcher & Company, serving as Vice President in its research department. In 1987, Mr. Gabbard joined Great Horn, Inc., a privately held New York based investment corporation, as its Vice President in charge of western oil and gas investment activities. In 1988, Great Horn acquired a controlling interest in Premier Resources, Ltd. ("Premier"), Denver, Colorado, and appointed Mr. Gabbard as the Executive Vice President and Chief Operating Officer, where he served until the sale of Premier in 1990. From 1981 to 1987, Mr. Gabbard was employed by Search Drilling Company, Wichita, Kansas, a privately held oil and gas company, initially serving as its Vice President of Finance, and later as an Executive Vice President. From 1976 to 1981, Mr. Gabbard was employed in the Oklahoma City office of Ernst and Whinney (now Ernst and Young), principally serving clients in the oil and gas industry. Mr. Gabbard is a certified public accountant.

         RONALD W. MCKEE, 50, has served as a director of the Company since August 1997 and has served as the President and Chief Operating Officer of Metretek, a wholly-owned subsidiary of the Company, since September 1995. Mr. McKee had previously served as the Vice President of Marketing of Metretek since joining Metretek in 1989. From 1970 to 1989, Mr. McKee held various sales and marketing management positions with Rockwell International, Pittsburgh, Pennsylvania and became the general sales and marketing manager for Rockwell International's plug valve business unit in 1987.

         ALBERT F. THOMASSON, 56, has served as a director of the Company since March 1994. Mr. Thomasson was a director of Metretek from 1981 until it was acquired by the Company in March 1994. For the past five years, Mr. Thomasson has been President of AFT Corporation, which provides management consulting services to selected businesses in the Birmingham, Alabama area; President of AFTCO Properties, Inc. and Brookhaven Properties, III, Inc., which are engaged in residential real estate development in the Birmingham area; President of Thomasson, Coal & Coke, Inc., which is a manufacturer of alloy block for foundries until it merged into AFT Corporation in 1996; and Managing General Partner of Opto Oil and Gas Company, which is engaged in the exploration and development of oil and gas fields.

                        CLASS III - TERM EXPIRES IN 2000

         ANTHONY D. PELL, 59, has served as a director of the Company since June 1994. Mr. Pell is a director of Rochdale Investment Management, Inc., New York, New York. He was the President and a co-owner of Pell, Rudman & Co., Boston, Massachusetts, an investment advisory firm, from 1981 until 1993, when it was acquired by United Asset Management Company, since which time he has served as a consultant. Mr. Pell was a director of Metretek from 1985 until Metretek was acquired by the Company in March 1994. Mr. Pell was associated with the law firm of Coudert Brothers from 1966 to 1968 and with the law firm of Cadwalder, Wickersham and Taft from 1968 to 1972, specializing in estate and tax planning. In 1972, Mr. Pell joined Boston Company Financial Strategies, Inc. as a Vice President and was appointed a Senior Vice President in 1975.

         HARRY I. SKILTON, 59, has served as a director of the Company since
May 1998. Mr. Skilton has been the President, Chief Executive Officer and a director of American Meter Company, Horsham, Pennsylvania, a worldwide supplier of meters and electronic instruments to the natural gas industry, since 1994. He is also the Vice President of Eagle Research Corporation, Scott Depot, West Virginia, a wholly-owned subsidiary of American Meter, and an officer and director of other American Meter subsidiaries. American Meter is ultimately controlled by Ruhrgas, a German corporation. Mr. Skilton is also a director of Elster AG and Chairman of International Gas Measurement Ltd., (UK), which are affiliates of Ruhrgas. From 1992 through 1994, Mr. Skilton was a principal of D/R Consultants, which engaged in general industry marketing and consulting. From 1990 through 1992, Mr. Skilton was the President, Chief Operating Officer and a director of Lukens Inc., Coatsville, Pennsylvania, a diversified company engaged in a manufacture of carbon, steel and related products. From 1986 through 1990, Mr. Skilton was the Executive Vice

President and Group President of the Air Distribution Group of Phillips Industries, Inc., Dayton, Ohio, which produces building components, air distribution, transportation materials handling systems. From 1965 through 1984, Mr. Skilton served in various executive capacities with Illinois Tool Works, Inc., General Instrument Corporation and Celanese Corporation.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held seven meetings during 1997. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he has been a director) and the total number of meetings of committees of the Board of Directors on which he served (during the period that he served), except Mr. Pell, who attended five of the meetings of the Board of Directors.

         The Board of Directors has a standing Audit Committee and Compensation Committee, but no standing nominating committee.

         The Audit Committee currently consists of Messrs. Thomasson and Lloyd and has one vacancy. Mr. Patrick was a member of the Audit Committee during 1997. The Audit Committee formally met one time during 1997, and also met informally several other times. The function of the Audit Committee is to recommend the appointment of the independent public accountants, to review the nature and scope of the services of the independent public accountants, to confer with the independent public accountants and to review the results of their audit and the Company's internal accounting controls, and to provide assistance to the Board of Directors with respect to the corporate and reporting practices of the Company.

         The Compensation Committee currently consists of Messrs. Briggs and Lloyd and has one vacancy. During various times in 1997, Messrs. Marcum, Patrick and McGregor also served on the Compensation Committee. The Compensation Committee formally met three times during 1997, and also met informally several other times. The function of the Compensation Committee is to make recommendations to the Board of Directors regarding compensation to be paid to the Company's executive officers.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The executive officers and certain other key employees of the Company and its subsidiaries are as follows:

         W. PHILLIP MARCUM, 54, a founder of the Company, has served as the President, Chief Executive Officer, Chairman of the Board and a director of the Company since April 1991. He also serves as the Chairman and Chief Executive Officer of each of the Company's direct wholly-owned subsidiaries.

         A. BRADLEY GABBARD, 43, a founder of the Company, has served as a director and executive officer of the Company since April 1991. He has served as the Executive Vice President of the Company since July 1993 and the Chief Financial Officer and Treasurer of the Company from April 1991 until July 1993 and since 1996. He also served as the Vice President and Secretary of the Company from April 1991 through July 1993. Since July 1993, Mr. Gabbard has also served as the President of Marcum Denver, Inc.

         RONALD W. MCKEE, 50, has served as the President and Chief Operating Officer of Metretek since September 1995 and a director of the Company since August 1997. Mr. McKee had previously served as the Vice President of Marketing of Metretek since joining Metretek in 1989. From 1970 to 1989, Mr. McKee held various sales and marketing management positions with Rockwell International, Pittsburgh, Pennsylvania and became the general sales and marketing manager for Rockwell International's plug valve business unit in 1987.

         WOOD A. BREAZEALE, JR., 68, has served as the President, Chief Operating Officer and a director of Southern Flow Companies, Inc., a wholly-owned subsidiary of the Company, since May 1993. Mr. Breazeale was formerly the President and Chief Operating Officer of the Southern Flow Companies, a division of Homco International, Inc., and a Vice President of Homco International, Inc. from 1979 until the Company purchased the assets of the Southern Flow Companies division in April 1993. Mr. Breazeale founded Southern Flow Companies in 1953.

         GARY J. ZUIDERVEEN, 39, has served as the Controller of the Company since May 1994 and the Secretary and Principal Accounting Officer of the Company since August 1996. From June 1992 until May 1994, Mr. Zuiderveen was the General Accounting Manager at the University Corporation for Atmospheric Research in Boulder, Colorado. From 1983 until June 1992, Mr. Zuiderveen was employed in the Denver, Colorado office of Deloitte & Touche LLP, providing accounting and auditing services to clients primarily in the manufacturing and financial services industries and serving in the firm's national office accounting research department.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

         The following table sets forth the total compensation for services the Company paid to or accrued for its Chief Executive Officer and the persons who served as executive officers of the Company ("Named Executive Officers") whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1997 ("fiscal 1997"):

                                              SUMMARY COMPENSATION TABLE
                                                                              LONG TERM
                                                                             COMPENSATION
                                                                             ------------
                                                                                AWARDS
                                                  ANNUAL COMPENSATION           ------
      NAME AND                                   ----------------------  SECURITIES UNDERLYING         ALL OTHER
 PRINCIPAL POSITION               YEAR           SALARY($)     BONUS($)       OPTIONS (#)         COMPENSATION ($)(1)
 ------------------               ----           ---------     --------       -----------         -------------------
W. Phillip Marcum                 1997            175,250       31,395          200,000                  6,127
   (President and Chief           1996            162,000       21,900          305,000(2)              12,678
   Executive Officer)             1995            162,000        2,250            -0-                    5,869

A. Bradley Gabbard                1997            127,292       24,225          100,000                  5,877
   (Executive Vice President      1996            121,000       13,200           93,000(2)               8,821
   and Chief Financial            1995            117,000        1,625            -0-                    4,461
   Officer)

Ronald W. McKee (3)               1997            100,000       19,380           50,000                  3,829
    (President of Metretek)

----------
(1) Represents amounts paid or accrued by the Company on behalf of the Named Executive Officers in fiscal 1997 for (i) matching contributions under the Company's 401(k) plan of $4,750 for Mr. Marcum, $4,750 for Mr. Gabbard, and $2,941 for Mr. McKee; (ii) premiums for group term life insurance of $913 for Mr. Marcum, $663 for Mr. Gabbard and $612 for Mr. McKee; and (iii) premiums for long-term disability insurance of $464 for Mr. Marcum, $464 for Mr. Gabbard and $276 for Mr. McKee.

(2) Includes options originally granted prior to 1996 to Mr. Marcum (280,000) and Mr. Gabbard (78,000) that were repriced in 1996.

(3)      Mr. McKee was not an executive officer of the Company prior to 1997.


EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

         In 1991, the Company entered into employment agreements with W. Phillip Marcum, its President, Chief Executive Officer and Chairman of the Board, and A. Bradley Gabbard, its Executive Vice President and Chief Financial Officer. These employment agreements were amended on July 14, 1997 to provide for an extension of the employment term to three years for Mr. Marcum and 18 months for Mr. Gabbard, with automatic additional one year renewal periods unless either the employee or the Company gives 60 days notice of termination. The base salaries under these employment agreements, which are subject to annual upward adjustment at the discretion of the Board of Directors, are currently set at $200,000 for Mr. Marcum and $145,000 for Mr. Gabbard. In addition to the base annual compensation, the employment agreements provide, among other things, standard benefits commensurate with the management levels involved. The employment agreements also provide for the Company to establish an incentive compensation fund, to be administered by the Compensation Committee of the Board of Directors, to provide for incentive compensation to be paid to each officer or employee (including Messrs. Marcum and Gabbard) deemed by the Compensation Committee to have made a substantial contribution to the Company in the event of a change of control of the Company or of the sale of substantially all of the assets of the Company or similar transactions. The total amount of incentive compensation from the fund available for distribution will be determined by a formula based on the amount by which the fair market value per share of the Common Stock exceeds $2.52, multiplied by a factor ranging from 10-20% depending upon the ratio of the fair market value to $2.52. In the case of the sale of a significant subsidiary of the Company or substantially all of the assets of a significant subsidiary, a similar pro rata distribution is required. The employment agreements also contain certain restrictions on each employee's ability to compete, use of confidential information and use of inventions and other intellectual property.

         Effective January 1, 1998, the Company adopted the 1998 Employee Stock Purchase Plan, pursuant to which all full-time employees of the Company and its subsidiaries, including the Named Executive Officers, are entitled to purchase shares of the Company's Common Stock at a purchase price equal to fifty percent (50%) of the market value of the Common Stock, which market value is equal to the closing sale price of the Common Stock as reported on the Nasdaq National Market. A total of 200,000 shares of Common Stock have been reserved for issuance under the 1998 Employee Stock Purchase Plan. As of April 30, 1998, a total of 101,449 shares had been purchased by 46 employees, including 25,999 shares purchased by Mr. Marcum, 16,125 shares purchased by Mr. Gabbard, and 11,138 shares purchased by Mr. McKee.

STOCK OPTION GRANTS

         The following table sets forth certain information with respect to stock option grants during fiscal 1997 to the Named Executive Officers:

                                      OPTION GRANTS IN LAST FISCAL YEAR
                                              INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------
                       NUMBER OF SECURITIES      % OF TOTAL OPTIONS
                        UNDERLYING OPTIONS      GRANTED TO EMPLOYEES    EXERCISE PRICE
NAME                      GRANTED (#)(1)          IN FISCAL YEAR(2)        ($/SH)(3)        EXPIRATION DATE
----                   --------------------     --------------------    ---------------     ---------------
W. Phillip Marcum            200,000                   48.8%                 $0.84            July 14, 2007
A. Bradley Gabbard           100,000                   24.4%                 $0.84            July 14, 2007
Ronald W. McKee               50,000                   12.2%                 $0.94           March 20, 2007

----------
(1) All such options were granted under the Company's 1991 Stock Option Plan at exercise prices equal to the fair market value of the underlying Common Stock on the date of grant, based on the last sale price of the Common Stock on the date of grant as reported on the Nasdaq Stock Market, and have a term of 10 years from the date of grant. The options granted to Messrs. Marcum and Gabbard vest and become exercisable as follows: 25% were vested and exercisable on the date of grant, and an additional 25% will become vested and exercisable when the last sale price of the Common Stock, as reported on the Nasdaq Stock Market, first equals or exceeds each of the following target prices: $1.50, $2.00, and $2.50. The options granted to Mr. McKee were fully vested and exercisable on the date of grant.

(2) Based upon 410,000 options granted by the Company during 1997 to employees.

(3) The exercise price of the options is the fair market value of the underlying Common Stock, based upon the last sale price of the Common Stock as reported on the Nasdaq National Market, on the date of grant.

STOCK OPTION EXERCISES AND VALUES

         The following table sets forth certain information, based upon the last sale price of the Common Stock on December 31, 1997 as reported on the Nasdaq National Market, with respect to stock options held by the Named Executive Officers on December 31, 1997:

                                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                            AND FISCAL YEAR-END OPTION VALUES
                                                                 NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                              SHARES                         OPTIONS AT FISCAL YEAR-END (#)      FISCAL YEAR-END ($)(2)
                           ACQUIRED ON         VALUE         ------------------------------     -----------------------
NAME                       EXERCISE (#)    REALIZED($)(1)      EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
----                       ------------    --------------      -------------------------       -------------------------
W. Phillip Marcum             25,000             $0                 330,000/150,000                 $20,500/$61,500
A. Bradley Gabbard            15,000             $0                  103,000/75,000                 $10,250/$30,750
Ronald W. McKee               10,000           $3,440                   54,500/0                       $15,500/0

----------
(1) Value Realized is calculated as the excess, if any, of the fair market value of the underlying Common Stock, based upon the last sale price of the Common Stock as reported on the Nasdaq National Market, on the date of exercise over the exercise price of the options, and does not necessary indicate that the optionee sold the shares of Common Stock acquired upon such exercise.

(2) Value of Unexercised In-the-Money Options represents the total gain which would be realized (without considering taxes or brokerage expenses) if all in-the-money options held at year-end were exercised and the underlying shares of Common Stock were sold. This total gain is calculated by multiplying the number of shares of Common Stock underlying the options by the difference between the fair market value of the Common Stock at year-end, based upon the last sale price of the Common Stock as reported on the Nasdaq Stock Market ($1.25), and the exercise price of the option. An option is "in-the-money" if the fair market value of the underlying shares of Common Stock exceeds the exercise price of the option.

DIRECTOR COMPENSATION

         Directors who are employees of the Company do not receive any additional compensation for serving on the Board of Directors. All directors are reimbursed for the cost of attending Board of Directors and committee meetings. Directors who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") receive a cash fee of $1,000 for each meeting of the Board of Directors attended. Non-Employee Directors also receive stock options granted by the Company under the Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan, which is administered by the Board of Directors, provides for the grant of non-qualified stock options for the purchase of up to 650,000 shares of Common Stock to Non-Employee Directors. Each person who is first elected or appointed to serve as a Non-Employee Director (other than a person who became a Non-Employee Director within the previous six months) is automatically granted an option to purchase 20,000 shares of Common Stock. On the date of the Annual Meeting of Stockholders each year, each Non-Employee Director is automatically granted an option to purchase 10,000 shares of Common Stock. Additional options can be granted to Non-Employee Directors in the discretion of the Board of Directors. All options vest immediately upon grant, are exercisable at a price equal to the fair market value of the Common Stock on the date of grant, and expire ten years after the date of grant. As of May 4, 1998, options to purchase 440,000 shares of Common Stock were outstanding under the Directors' Plan at exercise prices ranging from $0.78 to $1.59 per share.

         If the 1998 Stock Plan is adopted and approved by the stockholders at the Annual Meeting, then the automatic formula grants under the Directors' Plan will continue under the 1998 Stock Plan, and Non-Employee Directors will annually have the right to elect in advance to receive options under the 1998 Stock Plan in lieu of cash fees for attending meetings of the Board of Directors. If the 1998 Stock Plan is not adopted and approved, then there are insufficient shares available for grant under the Directors' Plan to issue the aforementioned formula grants in 1998.

         On March 7, 1997, options to purchase 50,000 shares of Common Stock were granted to Mr. McGregor, a former director of the Company, and options to purchase 10,000 shares of Common Stock were granted to Mr. Lloyd, a director of the Company, under the Directors' Plan at an exercise price of $1.03 per share, the fair market value of the Common Stock on the date of the grant, for personal services rendered in connection with a strategic alliance between Metretek and CellNet Data Systems, Inc. ("CellNet"). See "Certain Relationships and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From 1994 until March 1998, Marcum Gas Transmission, Inc. ("MGT"), a wholly-owned subsidiary of the Company, and Goodrich Petroleum Corporation of Michigan, a wholly-owned subsidiary of GPC, which was then a significant stockholder of the Company, were co-managing general partners of, and also held limited partnership interests in, Marcum-Patrick Pipeline Program 1993-1 L.P. (the "Marcum-Patrick Program"), a limited partnership which held a 33.3% membership interest in Bayou South Gas Gathering Company, L.C. ("Bayou"), which owns certain natural gas gathering systems and related assets in northwest Louisiana and northeast Texas. Mr. Briggs, a director of the Company, is also a director of GPC. Mr. Patrick, a former director of the Company, is also a former director of GPC. The Marcum-Patrick Program sold its interest in Bayou in March 1998 to the majority member of Bayou and is currently in the process of liquidation.

         On March 7, 1997, options to purchase 50,000 shares of Common Stock were granted to Mr. McGregor, a former director of the Company, and options to purchase 10,000 shares of Common Stock were granted to Mr. Lloyd, a director of the Company, under the Directors' Plan at an exercise price of $1.03 per share for personal services rendered by such non-employee directors in connection with a strategic alliance between Metretek and CellNet.

         In December 1997, MGT sold one-third of its preferred and performance share interests and one-third of its interest in future management and administrative fees in two business trusts to Odessa Exploration Incorporated, a subsidiary of Key Energy Group, Inc., for a total purchase price of $1 million.
W. Phillip Marcum, the Chairman of the Board, President and Chief Executive Officer and a director of the Company, is also a director of Key Energy Group, Inc.

         Each material transaction between the Company and any related party is approved by a majority of the members of the Board of Directors who are disinterested in the transaction.

                            1998 STOCK INCENTIVE PLAN
                                    (ITEM 2)

         On March 5, 1998, the Board of Directors of the Company adopted the Marcum Natural Gas Services, Inc. 1998 Stock Incentive Plan (the "1998 Stock Plan"), subject to stockholder approval. The 1998 Stock Plan authorizes the Board of Directors to grant non-qualified stock options ("NQSOs"), incentive stock options ("ISOs"), stock appreciation rights ("SARs"), restricted stock, performance awards and other stock-based awards to officers, directors, employees, consultants and advisors of the Company and its subsidiaries. The purpose of the 1998 Stock Plan is to promote the success of the Company by enabling it to attract, retain, reward and motivate officers, directors, employees, advisors and consultants of the Company and its subsidiaries by providing them with an equity interest in the Company in order to align their interests with those of the Company's stockholders and to provide such persons with incentives to pursue the long-term growth, profitability and financial success of the Company and its subsidiaries and increases in stockholder value. The Board of Directors believes that the 1998 Stock Plan will be, as the Company's existing stock option plans have been, an important part of the Company's overall compensation program.

         The 1998 Stock Plan, if adopted by the stockholders, will become effective as of June 12, 1998 and will replace the Company's existing 1991 Stock Option Plan and the Company's Directors' Stock Option Plan, and no further awards will be made under such existing plans, although options outstanding under the Company's existing plans will not be affected by the adoption of the 1998 Stock Plan. The 1998 Stock Plan is designed to replace and restructure the Company's existing stock option plans, both of which are running out of available options, and provide the Board with greater flexibility to address the compensation needs of the Company. As of April 30, 1998, the Company's 1991 Stock Option Plan and the Company's Directors' Stock Option Plan had only 92,250 and 10,000 shares, respectively, available for issuance under such plans.

SUMMARY OF THE 1998 STOCK PLAN

         The major provisions of the 1998 Stock Plan are summarized below. The following summary does not purport to be complete and is qualified in its entirety by reference to the 1998 Stock Plan, which is attached to this Proxy Statement as Exhibit A and incorporated herein by this reference.

         GENERAL. The 1998 Stock Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock, performance awards and other stock-based awards to officers, directors, employees, consultants and advisors of the Company and its subsidiaries. A maximum of 1,000,000 shares of Common Stock will be issuable under the 1998 Stock Plan, representing approximately 7% of the outstanding shares of Common Stock on May 1, 1998. The 1998 Stock Plan limits the number of shares of Common Stock with respect to which awards may be granted during any calendar year to any individual participant to 100,000 shares of Common Stock. The shares of Common Stock issuable under the 1998 Stock Plan may be authorized or unissued shares or treasury shares, including shares repurchased by the Company for purposes of the 1998 Stock Plan. If any shares subject to any award are forfeited or payment is made in the form of cash, cash equivalents or property other than shares, or an award otherwise terminates without payment being made to the participant in the form of shares, the shares subject to such awards will again be available under the 1998 Stock Plan. On April 30, 1998, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $1.13 per share.

         ADMINISTRATION. The 1998 Stock Plan will be administered by the Board of Directors of the Company. The Board of Directors has the right to delegate to the administration of the 1998 Stock Plan to a committee comprised of two or more directors who are not officers or employees of the Company or any its subsidiaries, and who meet certain other requirements under applicable federal securities law and federal tax law provisions. The members of the Board of Directors, or of any committee appointed by the Board of Directors, are eligible for awards under the 1998 Stock Plan. The Board of Directors is authorized to designate participants, determine the type and number of awards to be granted, set the terms, conditions and provisions of awards, cancel or suspend awards, prescribe forms of award agreements, interpret the 1998 Stock Plan, establish, amend and rescind rules and regulations related to the 1998 Stock Plan, and make all other determinations which may be necessary or advisable to the administration of the 1998 Stock Plan.

         ELIGIBILITY. Officers, directors, employees, consultants and advisers of the Company and its existing or future subsidiaries who, in the determination of the Board of Directors, are responsible for or contribute to the management, growth, profitability and successful performance of the Company and its subsidiaries will be eligible to receive awards under the 1998 Stock Plan. As of the date of this Proxy Statement, no awards under the 1998 Stock Plan have been made, and no determination has been made as to which or how many of the persons initially eligible to receive awards under the 1998 Stock Plan will receive awards. Therefore, the benefits to be allocated to any individual or to various groups of employees are not presently determinable. All of the approximately 228 employees of the Company and its subsidiaries and all eight directors of the Company were eligible to receive awards under the 1998 Stock Plan.

         STOCK OPTIONS. Under the 1998 Stock Plan, the Board of Directors is authorized to grant incentive stock options and non-qualified stock options. The exercise price of stock options will be determined by the Board of Directors but may not be less than the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of an ISO granted to an employee beneficially owning more than 10% of the outstanding Common Stock). The Board of Directors may grant NQSOs to any eligible participant, but may grant ISOs only to employees. Stock options will become exercisable at such time or times in whole or in part as determined by the Board of Directors, except that ISOs may not be exercised after the expiration of 10 years after the date of grant (5 years after grant in the case of ISO, granted to an employee beneficially owning more than 10% of the outstanding Common Stock). Options may be exercised by payment of the exercise price in cash, shares of Common Stock, exchange of outstanding awards or other property, or in any combination thereof having a fair market value equal to the exercise price, as the Board of Directors determines.

         The 1998 Stock Plan retains the current formula grants to Non-Employee Directors. Under the 1998 Stock Plan, as is the case under the Company's existing Directors' Plan, each person who is first elected or appointed to serve as a Non-Employee Director will automatically receive an option to purchase 20,000 shares of Common Stock. On the date of the annual meeting of stockholders each year, each Non-Employee Director (other than a person who became a Non-Employee Director within the previous six months) will automatically receive an option to purchase 10,000 shares of

Common Stock. All such options granted to Non-Employee Directors under the formula provisions of the 1998 Stock Plan will vest immediately upon grant, have an exercise price equal to the fair market value of the Common Stock on the date of grant, and expire 10 years after the date of grant. Under the 1998 Stock Plan, additional (non-formula) options may be granted to the Non-Employee Directors in the discretion of the Board of Directors. In addition, under the 1998 Stock Plan, Non-Employee Directors will have the right to elect annually in advance to receive options in lieu of cash fees for attending meetings of the Board of Directors.

         STOCK APPRECIATION RIGHTS. The Board of Directors is authorized to grant SARs either alone or in tandem with underlying stock options. SARs entitle the participant upon exercise to receive cash or shares of Common Stock (as determined by the Board Directors) equal in value to the excess of the fair market value of the shares of Common Stock covered by the SAR on the date of exercise over the grant price of the SAR. The grant price for SARs will be fixed by the Board of Directors but will not be less than the fair market value of the Common Stock on the date of grant. SARs will be exercisable at such time or times in whole or in part as determined by the Board of Directors, except that they may not be exercised after the expiration of 10 years from the date of grant.

         RESTRICTED STOCK. The 1998 Stock Plan also authorizes the award of restricted stock. An award of restricted stock is an award of shares of Common Stock that is subject to such restrictions as the Board of Directors determines. The restricted stock will vest and may be disposed of by the participant only after such restrictions lapse in whole or in installments as the Board of Directors determines. Restricted stock awards may be subject to forfeiture if, for example, the participant's employment terminates before the award vests. A participant receiving restricted stock will have all the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, unless the Board of Directors otherwise determines. The Board of Directors, in its sole discretion, may waive or accelerate the lapsing of restrictions in whole or in part.

         DEFERRED STOCK. The 1998 Stock Plan also authorizes the Board of Directors to make deferred stock awards, generally consisting of a right to receive shares of Common Stock at the end of specified deferral periods. Awards of deferred stock are subject to such limitations as the Board of Directors may impose, which limitations may lapse at the end of the deferral period in installments or otherwise. Deferred stock awards carry no voting or dividend rights or other rights associated with stock ownership. Upon termination of employment during the restriction or deferral period, restricted stock or deferred stock will be forfeited subject to such exceptions, if any, as are authorized by the Board of Directors.

         BONUS SHARES AND AWARDS IN LIEU OF OBLIGATIONS. The Board of Directors is authorized under the 1998 Stock Plan to grant shares of Common Stock to eligible persons as a bonus or in lieu of obligations (such as salary requirements) to pay cash or deliver other property, subject to such terms as determined by the Board of Directors.

         PERFORMANCE AWARDS. Under the 1998 Stock Plan, the Board of Directors may make a performance award, which is an award of a number of units that represents the right to receive a specified number of shares of Common Stock or cash, or both, upon satisfaction of certain specified performance criteria, subject to such terms and conditions as the Board of Directors determines. Performance awards will be earned to the extent such performance goals established by the Board of Directors are achieved over a period of time specified by the Board of Directors. The performance objectives may vary from participant to participant, group to group and period to period. The performance objectives for awards intended to constitute "qualified performance-based compensation" (see discussion below under the heading "Certain Federal Income Tax Consequences") will be based upon one or more of the following: earnings per share; revenues; cash flow; return on investment; return on net assets, assets, capital or equities; economic value added; operating margins; net income; pre-tax earnings; pre-tax earnings before interest, depreciation and amortization; pre-tax operating earnings after interest expense and before extraordinary or special items; operating earnings; total stockholder returns; price of the shares (and changes thereof); and any of the above goals as compared to the performance of a published or special index deemed applicable by the Board of Directors including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies. The Board of Directors has the discretion to determine the value of each performance award, to adjust the performance goal as it deems equitable to reflect events affecting the Company or changes in law or accounting principles or other factors, and to determine the extent to which performance awards that are earned may be paid in the form of cash, deferred cash, shares of Common Stock or other awards or property, or combination thereof, as determined by the Board of Directors.

         DIVIDEND EQUIVALENTS. The Board of Directors is authorized to grant dividend equivalents conferring on a participant the right to receive, quarterly or on a deferred basis, interest or dividends, or interest or dividend equivalents. Dividend equivalents may be paid directly to a participant or may be reinvested under the 1998 Stock Plan.

         OTHER STOCK-BASED AWARDS. In order to enable the Company to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the 1998 Stock Plan authorizes the Board of Directors to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to securities of the Company. The Board of Directors shall determine the terms and conditions of such awards, including the consideration paid for awards as purchase rights, which consideration generally may not be less than the fair market value of the Common Stock on the date that the purchase right is granted. These awards may include, without limitation, performance shares and restricted stock units that entitle the participant to receive, upon satisfaction of performance goals or other conditions, a specified number of shares of Common Stock or the cash equivalent thereof.

         TRANSFERABILITY OF OPTIONS. Under the 1998 Stock Plan, awards are generally not assignable or transferable by a participant, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, except to the Company under the terms of the 1998 Stock Plan, and except that, upon approval by the Board of Directors, NQSOs and SARs may be transferred by participants to immediate family members, to trusts for the benefit of immediate family members and to partnerships or similar entities in which such participant and his or her immediate family members are the sole parties or members.

         ACCELERATION OF AWARDS UPON CHANGE IN CONTROL. The 1998 Stock Plan provides that in the event of a "change in control" of the Company (as defined in the 1998 Stock Plan), all outstanding awards under the 1998 Stock Plan, regardless of any limitations or restrictions, will immediately vest and become fully exercisable, and all restrictions applicable to outstanding restricted stock, performance awards and other stock-based awards will lapse, unless otherwise provided by the Board of Directors at the time of grant of the award or unless waived or deferred by the participants. In the event of a change in control of the Company, with certain exceptions, participants may elect to surrender any outstanding award and receive in satisfaction thereof a cash, stock or other payment equal to the value of their outstanding awards based on the "change in control price" (as defined in the 1998 Stock Plan), which is generally the highest price paid or offered for the Common Stock during the preceding 60-day period, of the shares of Common Stock subject to the award or of the fair market value of any property other than shares of the Company relating to such award, except that with respect to an ISO or an SAR granted in tandem with an ISO, the cash payment will be based on the fair market value of the shares subject to the ISO or SAR on the date on which the change in control occurred.

AMENDMENT AND TERMINATION OF THE 1998 STOCK PLAN

         The Board of Directors has the right to amend, alter, suspend, discontinue or terminate the 1998 Stock Plan at any time without the consent of the stockholders or participants, except that (i) stockholder approval of such action will be required if such approval is required by any federal or state law or regulation or stock exchange or Nasdaq rule, regulation or policy, or if the Board of Directors in its discretion determines that obtaining such stockholder approval is advisable, and (ii) subject to the terms of the 1998 Stock Plan, no amendment or termination of the 1998 Stock Plan may materially and adversely affect the rights of a participant under any award granted under the 1998 Stock Plan without the consent of the affected participant. Unless earlier terminated by the Board of Directors, no award may be granted under the 1998 Stock Plan after June 12, 2008, ten years after the date of the Annual Meeting.

ACCOUNTING CONSEQUENCES

         Depending on the type and terms of the award, the grant of an award under the 1998 Stock Plan to a participant may constitute an expense to the Company for accounting and financial reporting purposes, and any such expense would reduce the Company's income (or increase the Company's loss) for the relevant accounting period by a like amount. The accounting consequences of grants, exercises and disposition will in some, but not all, cases be the same as the tax consequences to the Company described below under "Certain Federal Income Tax Consequences."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain federal income tax consequences of certain kinds of awards that may be granted under the 1998 Stock Plan. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable treasury regulations promulgated thereunder, judicial authority and administrative ruling and practice, all as in effect on the date hereof. Legislative, judicial or administrative rules and interpretations are subject to change, potentially on a retroactive basis, at any time, and therefore could alter or modify the statements and conclusions set forth below. This summary does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances or participants subject to special treatment under the federal income tax laws. The summary also does not address the effects of foreign, state or local tax consequences. Participants of grants of awards under the 1998 Stock Plan should consult with their personal tax advisors with respect to such grants and transactions in awards and shares acquired pursuant to the 1998 Stock Plan.

         NQSOS. A participant will not recognize any taxable income, and the Company is not entitled to a tax deduction, upon the grant of a NQSO. In general, upon the exercise of a NQSO, a participant will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise, and the Company will be entitled to a tax deduction in the same amount in the year the participant exercises the NQSO. Upon subsequent disposition of shares of Common Stock acquired upon the exercise of a NQSO, a participant will have a capital gain or loss equal to the difference between the amount realized on the disposition and the participant's tax basis in the shares, which is generally the amount paid for the shares plus the amount treated as ordinary income at the time the NQSO was exercised. Such capital gain or loss will be long-term if the participant's holding period is longer than one year (for a maximum 28% tax rate, 18 months for a maximum 20% tax rate), and short-term otherwise. The participant's taxable disposition of the shares of Common Stock acquired upon the exercise of a NQSO will not result in any additional tax consequences to the Company.

         ISOS. A participant will generally not recognize any taxable income upon the grant or exercise of an ISO so long as he or she has been an employee of the Company or any of its subsidiaries from the date the ISO was granted until three months before the date of exercise (one year if the employee is disabled), but the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price is a required adjustment for purposes of the alternative minimum tax applicable to the participant. If the participant holds the shares of Common Stock received upon the exercise of the ISO for at least one year after the date of exercise and two years after the date of grant of the ISO (the "holding period"), then any difference between the amount realized upon the disposition of the shares and the exercise price will be treated as long-term capital gain or loss to the participant. The Company will not be entitled to any tax deduction with respect to the grant or exercise of an ISO (except as discussed below) if the participant satisfies the holding period requirements.

         If a participant exercises an ISO but does not satisfy the holding period requirements set forth above, the participant generally will recognize ordinary income in the year of disposition of the shares of Common Stock acquired upon the exercise of an ISO equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the option exercise price, and any excess of the amount realized on such disposition over the fair market value of the Common Stock on the date of exercise will be taxed as long-term or short-term capital gain, as applicable. If the participant disposes of the shares of Common Stock prior to the satisfaction of the holding period requirements but for proceeds in an amount less than the fair market value of the Common Stock on the date of exercise, the participant will recognize ordinary income equal only on the difference between the amount realized on the disposition of the shares and the option exercise price. In either event, the Company will be entitled to a tax deduction in an amount equal to the amount constituting ordinary income to the participant.

         If a participant exercises an ISO by tendering shares of Common Stock (other than the shares acquired upon the exercise of an ISO and not held for the requisite holding period set forth above) in payment of all or part of the option exercise price, the participant will not be required to recognize any taxable income from the exchange and option exercise, and the participant's tax basis and holding period (for capital gain purposes) for the tendered shares of Common Stock will be treated as a substituted basis for the shares received upon the exercise of the ISO. If the participant uses shares received pursuant to the exercise of an ISO as to which the participant had not satisfied the applicable holding period requirements, the exchange will be treated as a taxable disqualifying disposition of the exchanged shares, with the result of the excess of the fair market value of the shares tendered over the participant's basis in such shares would be taxable.

         SARS. The grant of a SAR will create no federal income tax consequences for the participant or the Company. When a participant exercises a SAR, any cash received and the fair market value of the Common Stock on the date of exercise will constitute ordinary income to the participant, and the Company will be entitled to a tax deduction in the same amount in the year of exercise.

         RESTRICTED STOCK. The federal income tax consequences of restricted stock awards depend upon the restrictions imposed on the stock. In the absence of a Section 83(b) election by a participant, the grant of restricted stock will not recognize any result in taxable income to the participant or entitle the Company to a tax deduction in the year of grant if the restricted stock received is subject to a substantial risk of forfeiture and is either non-transferable or after transfer remains subject to such substantial risk of forfeiture. In such case, a participant must recognize ordinary income equal to the fair market value of the restricted stock received as of the first date the restricted stock becomes either transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. However, a participant may, in his or her discretion, make a Section 83(b) election to recognize as ordinary income the value of the restricted stock as of the date of receipt rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture. The Company generally will be entitled to a tax deduction in the amount of the fair market value of the restricted stock transferred to the participant in the year the participant recognizes ordinary income. Prior to the lapse of restrictions, dividends paid on restricted stock will be taxable to the participant as ordinary income in the year such restricted stock is received free of restrictions, and the Company will be entitled to a tax deduction in the same amount.

         PERFORMANCE AWARDS. A participant who receives a performance award of shares of Common Stock will generally recognize ordinary income in the year the award is received equal to the fair market value of the Common Stock on the date of award. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant in the year such income is recognized.

         OTHER STOCK-BASED AWARDS. A participant will recognize ordinary income equal to the amount of any cash payments or the fair market value of any Common Stock or other property a participant receives in connection with other stock-based awards (less any amounts paid by the participant) in the year the stock based award is received or made available to the participant without substantial restrictions or risk of forfeiture in a manner consistent with the treatment of restricted stock. The Company generally will be entitled to a tax deduction in the same amount and at the same time the participant recognizes such ordinary income.

         SECTION 162(M). Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the 1998 Stock Plan) by a public company to a "covered participant" (the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1,000,000. This limit, however, does not apply to qualified "performance-based compensation." The Company currently intends to structure stock options and other awards granted under the 1998 Stock Plan that might be affected by Section 162(m) of the Code to comply with the performance-based compensation exemption to the deductibility limit.

         SPECIAL RULES. Special rules will apply to a participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act").

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to adopt and approve the 1998 Stock Plan.

         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION AND APPROVAL OF THE 1998 STOCK PLAN. PROXY CARDS SIGNED AND TIMELY RETURNED TO THE COMPANY WILL BE SO VOTED, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED THEREON.

                          REVERSE STOCK SPLIT PROPOSAL
                                    (ITEM 3)

         The Board of Directors is seeking stockholder approval of a proposal, which it has unanimously approved, to amend Article Fourth of the Company's Certificate of Incorporation, which amendment is attached to this Proxy Statement as Exhibit B and incorporated herein by this reference, to implement a reverse split ("Reverse Split") of the Company's Common Stock in the range between one-for-two and one-for-four, inclusive, in the event the Board of Directors determines that a Reverse Split is necessary or advisable at any time within one year from the date of the Annual Meeting, with the exact size of the Reverse Split to be determined by the Board of Directors (the "Reverse Split Proposal"). The stockholders of the Company approved an identical Reverse Split proposal at the 1997 Annual Meeting, which authorized the Board of Directors in its discretion to implement a Reverse Split, also in the range between two-for-one and four-for-one, until June 11, 1998, the day preceding the date of the 1998 Annual Meeting. As of the date of this Proxy Statement, the Board of Directors has not implemented a Reverse Split. Although it has not authorized such implementation before the 1998 Annual Meeting, the Board of Directors has the right, which it continues to reserve, to implement a Reverse Split under the authority granted to it at the 1997 Annual Meeting. IN THE EVENT THE BOARD OF DIRECTORS EFFECTS A REVERSE SPLIT UNDER ITS CURRENT AUTHORIZATION BEFORE THE 1998 ANNUAL MEETING, THEN THE REVERSE SPLIT PROPOSAL TO BE PRESENTED AT THE 1998 ANNUAL MEETING WILL BE WITHDRAWN.

         The Reverse Split will not be implemented automatically if the stockholders approve the Reverse Split Proposal. Implementation of the Reverse Split will only occur, if stockholder approval is obtained, upon a subsequent decision by the Board of Directors, in its discretion within one year of the date of the Annual Meeting, to implement the Reverse Split. All references to the effects of, and other descriptions of, the Reverse Split in this Proxy Statement will only apply if the Reverse Split is approved by the stockholders and subsequently implemented by the Board of Directors. In addition, the exact size of the Reverse Split of the Company's Common Stock will be fixed by the Board of Directors in the range between one-for-two and one-for-four, inclusive, if and at the time the Board of Directors determines to implement the Reverse Split.

REASONS FOR THE REVERSE SPLIT

         ALTHOUGH THE BOARD OF DIRECTORS IS NOT PROPOSING TO IMPLEMENT THE REVERSE SPLIT AT THIS TIME, THE BOARD OF DIRECTORS IS SEEKING STOCKHOLDER APPROVAL OF THE REVERSE SPLIT PROPOSAL IN ADVANCE OF A DECISION BY THE BOARD OF DIRECTORS TO IMPLEMENT THE REVERSE SPLIT IN ORDER TO PROMPTLY RESPOND TO DEVELOPMENTS THAT THE BOARD OF DIRECTORS, IN ITS DISCRETION, DETERMINES MAKES SUCH REVERSE SPLIT NECESSARY OR ADVISABLE.

         The Company's Common Stock is listed and traded on the Nasdaq National Market. Effective February 23, 1998, the Nasdaq Stock Market adopted certain changes to the Nasdaq National Market listing requirements, including adding a requirement that the minimum bid price per share be at least $1.00. As of April 30, 1998, the closing bid price of the Company's Common Stock as reported on the Nasdaq National Market was $1.13 per share. Although the bid price for the Company's Common Stock has not been less than $1.00 per share since January 27, 1998, the Company is seeking authorization to implement the Reverse Split in order to be in a position to comply with the new Nasdaq listing requirements, if the bid price falls below $1.00 per share. In addition, the Board of Directors believes that the Reverse Split may be necessary or advisable in order to improve the liquidity and marketability of the Company's Common Stock, and to respond to future opportunities which may arise to raise additional capital, based upon future developments in the business affairs of the Company, the market and the economy.

         The recently adopted $1.00 minimum bid price per share listing requirement applies not only for listing and trading on the Nasdaq National Market but also for listing and trading on the Nasdaq SmallCap Market. Accordingly, in the event the Company is unable to meet the $1.00 minimum bid price requirement for continued listing on the Nasdaq National Market, trading of the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or on Nasdaq's OTC Bulletin Board. Consequently, the liquidity of the Company's Common Stock could be impaired through delays in the timing of transactions, reduction in the news media's coverage of the Company, and lack of investment analyst interest in covering the Company.

         In addition, the Board of Directors believes that the relatively low market price per share of the Company's Common Stock is impairing the marketability of the Common Stock to institutional investors and members of the investing public. In theory, the number of shares outstanding should not, in and of itself, affect the marketability of the

Common Stock, the nature of investors who purchase the Common Stock, or the Company's reputation in the financial community. In practice, however, the Company believes many brokerage firms and institutional investors are reluctant to recommend lower-priced stocks to their clients or to hold them in their portfolios because they are perceived to be speculative in nature. This impairment of marketability may affect not only the liquidity and trading price of the Common Stock, but also the Company's ability to raise additional capital through the sale of equity securities or securities convertible into equity securities. In addition, many brokerage houses have policies and practices that discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stock economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commission resulting from a Reverse Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by the Reverse Split.

         The Board of Directors believes that the decrease in the number of shares of Common Stock outstanding resulting from the Reverse Split, if it is effected, will increase the trading price of the outstanding shares and thus stimulate greater interest in the Common Stock by the financial community and the investing public, promote greater liquidity for the Company's stockholders, and result in a bid price level for the Common Stock after the Reverse Split that will permit it to maintain its Nasdaq National Market listing. The Board of Directors also believes that the Reverse Split will result in a price level for the Common Stock that will mitigate the present reluctance, policies and practices of brokerage firms, and diminish the adverse impact of trading commissions and recommendation restrictions on the potential market for the Company's Common Stock. Although any increase in the market price of the Common Stock resulting from the Reverse Split may be proportionately less than the decrease in the number of shares outstanding, the Board of Directors believes that the proposed Reverse Split should result in a market price for the shares that would be high enough to maintain the Nasdaq National Market listing, to overcome the reluctance, policies and practices at brokerage houses and institutional investors referred to above and to diminish the adverse impact of correspondingly high trading commissions on the market for the Common Stock.

         However, there is no assurance that the Reverse Split will achieve the desired results, that the price per share of the Common Stock after the Reverse Split will increase at all or proportionately with the decrease in the number of shares, that the Common Stock will achieve the desired additional marketability, or that any price increase can be sustained for a prolonged period of time. Also, it is possible that the liquidity of the Common Stock after the Reverse Split may be adversely affected by the reduced number of shares outstanding if the proposed Reverse Split is implemented. In addition, the Reverse Split might leave some stockholders with one or more "odd lots" of the Company's Common Stock (stock in amounts of less than 100 shares), which may be more difficult to sell or require greater commission per share to sell than shares in round lots of 100.

         The Board of Directors believes that approval of the proposal to give the Board of Directors authority to implement a Reverse Split within the specified range is desirable so that, if the Board of Directors determines the Reverse Split is necessary or advisable, it will be able to promptly implement a Reverse Split without the delay and expense of calling a special meeting of stockholders of the Company. The Board of Directors believes this flexibility is important and in the best interest of the stockholders of the Company because it will enable the Board of Directors to promptly take measures to improve liquidity and marketability of the Common Stock based upon future opportunities and developments, or if necessary to increase the minimum bid price of the Company's Common Stock to meet the minimum level required by the Nasdaq National Market for continued inclusion.

PRINCIPAL EFFECTS OF THE REVERSE SPLIT

         The Reverse Split will become effective only in the event the Board of Directors, in its discretion at any time within one year after the date of the Annual Meeting, determines that the Reverse Split is necessary or desirable, and directs one or more officers of the Company to file a Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware. If the Reverse Split Proposal is adopted by the stockholders at the Annual Meeting, no further authorization or approval by the stockholders would be required in order for the Board of Directors to implement the Reverse Split.

         In the event the Board of Directors determines to implement the Reverse Split, then the Reverse Split shall become effective upon the close of business on the date of the filing of the Certificate of Amendment with the Secretary of

State of the State of Delaware (the "Effective Date"). Upon the Effective Date, each between two and four shares of Common Stock then issued and outstanding ("Pre-Split Common Stock"), as determined by the Board of Directors, will automatically, without any action on the part of the holders of such Common Stock, be converted into one share of Common Stock ("Post-Split Common Stock"), subject to the cash payment for fractional shares discussed below. From and after the Effective Date of the Reverse Split, certificates representing shares of Pre-Split Common Stock will be deemed to represent only the number of whole shares of Post-Split Common Stock into which the shares of Pre-Split Common Stock were converted and the right to receive cash in lieu of any fractional share of Post-Split Common Stock.

         Based upon the 14,170,979 shares of Common Stock outstanding as of the Record Date, the Reverse Split, if implemented, would reduce the number of outstanding shares of Common Stock to between approximately 7,085,489 and 3,542,744 shares, or by 50% to 75%, depending on the exact size of the Reverse Split, subject to adjustment as a result of the elimination of fractional shares. The Reverse Split would not affect the par value of the Common Stock, which is and will remain $.01 per share, or the number of authorized shares of Common Stock, which is and will remain 25,000,000 shares. Accordingly, because the Reverse Split would result in a reduction in the number of shares of Common Stock outstanding, without any decrease in the authorized number of shares of Common Stock or increase in the par value of the Common Stock, the Reverse Split would result in an increased number of shares of Common Stock authorized and available for issuance, a decrease in the stated capital of the Company and a corresponding increase in aggregate capital in excess of par value. Except for changes resulting from the Reverse Split as described herein, the rights and privileges of holders of shares of Common Stock would remain unchanged, and implementation of the Reverse Split would not result in any change of the relative equity interest in the Company or the voting power or the rights and privileges of the holders of Common Stock. Similarly, the Reverse Split would not affect the authorized number or par value of any series of the Preferred Stock, which would remain at 2,500,000 shares of Preferred Stock, par value $.01 per share, or the rights and preferences of holders thereof, except that the amount and exercise price of the rights to purchase Series C Preferred Stock pursuant to the Company's Rights Agreement, and the rights and privileges of the holders of Series C Preferred Stock, would be proportionately adjusted to reflect the Reverse Split.

         If the Reverse Split is implemented, then (depending on the exact size of the Reverse Split fixed by the Board of Directors) each outstanding option or warrant would automatically become an option or warrant, as the case may be, to purchase between 50% and 25% of the number of shares subject to the option or warrant immediately prior to the Reverse Split at an exercise price which is two to four times the exercise price of the option or warrant immediately prior to the Reverse Split, subject to adjustment as a result of the elimination of fractional shares. In addition, the shares available for issuance under the Company's 1991 Stock Option Plan, the Company's Directors' Stock Option Plan, the Company's 1998 Employee Stock Purchase Plan and, if adopted and approved by the stockholders at the Annual Meeting, the Company's 1998 Stock Incentive Plan, would be reduced by between approximately 50% to 25% to reflect the Reverse Split, subject to adjustments required to eliminate fractional shares, and the other relevant terms and provisions of the Company's stock plans would be appropriately adjusted to reflect the Reverse Split. If the Reverse Split is implemented, the aggregate number of shares of Common Stock reserved for issuance upon the exercise of outstanding warrants and options would decrease from approximately 2,117,515 shares of Common Stock to between approximately 1,058,757 and 529,378 shares of Common Stock, subject to adjustment as a result of the elimination of fractional shares. In addition, if the Reverse Split is implemented, the number of shares of Common Stock into which the Company's $1,200,000 principal amount Convertible Promissory Note issued to Eagle, a subsidiary of American Meter, Company can be converted will be reduced from 723,064 shares to between 361,532 and 180,766 shares, and the conversion price will increase to between two and four times the current conversion price, depending on the exact size of the Reverse Split. If the Reverse Split is implemented, then the Company would obtain a new CUSIP number for the Common Stock effective at the time of the Reverse Split.

         Because one effect of the Reverse Split will be to decrease the number of shares of Common Stock outstanding without any increase in the par value of the Common Stock, the Company's stated capital would be reduced, but the aggregate capital in excess of par value attributable to the outstanding Common Stock would be correspondingly increased. Under Delaware law, the Board of Directors would have the authority, subject to certain limitations, to transfer some or all of such capital in excess of par value from capital to surplus. The Board of Directors has no plans to make such a transfer of capital at this time.

         If the Reverse Split is implemented, then the decrease in number of shares of Common Stock outstanding and reserved for issuance pursuant to the exercise of outstanding options and warrants and the convertible note will result in an increase in the number of shares of Common Stock available for issuance by the Board of Directors for raising additional capital, stock options and warrants, acquisitions, stock splits, stock dividends or other corporate purposes. The

Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted. Like the presently authorized but unissued shares of Common Stock, the additional shares of Common Stock which would become available for issuance upon the implementation of the Reverse Split would be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of the Nasdaq Stock Market or any other stock exchange or stock market on which the Common Stock may be listed in the future. Holders of Common Stock have no preemptive rights to subscribe to or for any additional shares of the Company. Except in certain cases such as stock dividends, the issuance of additional shares of Common Stock would have the effect of diluting the voting power of existing stockholders. The Company has no present arrangements, commitments, understandings or agreements with respect to the sale or issuance of any additional shares of Common Stock, except in connection with outstanding options and warrants, an outstanding convertible note and an existing license arrangement, and except that the Company's current bank financing prohibits paying dividends or issuing additional securities (other than pursuant to existing arrangements or the 1998 Stock Plan, if adopted) without lender consent. Although a proposal with the effect of an increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect, neither the management of the Company nor its Board of Directors views this proposal in that perspective. The proposal has not been prompted by an effort by anyone to gain control of the Company, and the Company is not aware of any such attempt. However, authorized but unissued shares of Common Stock could be used by the Board of Directors to frustrate or make more difficult a change in control of the Company. For example, shares of Common Stock could be placed privately with purchasers who might side with the Board of Directors in opposing a hostile takeover bid, or shares of Common Stock could be issued in order to dilute the ownership interest of such persons, increase the total amount of consideration necessary for such persons to obtain control or increase the voting power of friendly third parties.

EXCHANGE OF CERTIFICATES

         If the Reverse Split is approved by the stockholders and implemented by the Board of Directors, then as soon as practicable after the Effective Date stockholders will be given the option, but will not be required, to exchange their certificates representing shares of Pre-Split Common Stock ("Pre-Split Certificates") for certificates representing the number of whole shares of Post-Split Common Stock ("Post-Split Certificates") into which the shares of Pre-Split Common Stock have been converted as a result of the Reverse Split. After the Effective Date (if the Reverse Split is implemented), each stockholder will receive a letter of transmittal from the Company's transfer agent, American Securities Transfer & Trust, Inc., Denver, Colorado (the "Exchange Agent"), who will act as the Exchange Agent in the exchange of stock certificates, containing the necessary materials and instructions. In order to receive Post-Split Certificates, stockholders must surrender their Pre-Split Certificates pursuant to the Exchange Agent's instructions, together with properly executed and completed letters of transmittal and such evidence of ownership of such shares as the Company or the Exchange Agent may require, plus the applicable exchange fees. Pre-Split Certificates not presented for surrender after the Effective Date will be exchanged for Post-Split Certificates the first time they are presented for transfer. From and after the Effective Date, each Pre-Split Certificate will, until surrendered in exchange as described above, be deemed for all corporate purposes after the Effective Date to evidence ownership of the whole number of shares of Post-Split Common Stock into which the shares evidenced by such Pre-Split Certificate have been converted pursuant to the Reverse Split, plus the right to receive the cash payment in lieu of any fractional shares of Post-Split Common Stock described below.

DO NOT SEND ANY STOCK CERTIFICATE TO THE COMPANY OR TO THE EXCHANGE AGENT AT THIS TIME. NOTIFICATION OF THE DETAILED PROCEDURES FOR EFFECTING THE EXCHANGE IF THE REVERSE SPLIT IS APPROVED AND IMPLEMENTED WILL BE PROVIDED AT A LATER DATE.

ELIMINATION OF FRACTIONAL SHARES

         If the Reverse Split is implemented, no fractional shares of Post-Split Common Stock will be issued. In lieu of receiving fractional shares, stockholders who would otherwise be entitled to receive fractional shares of Post-Split Common Stock will, upon surrender of their Pre-Split Certificates, receive a cash payment in lieu thereof equal to the fair market value of such fractional share. Holders of less shares of Common Stock than the number of shares of Pre-Split Common Stock which become converted into one share of Post-Split Common Stock as a result of the Reverse Split will on the Effective Date no longer be stockholders of the Company. The fair market value of the Post-Split Common Stock will be based on the last sale price of the Common Stock as reported by the Nasdaq National Market on the date immediately preceding the Effective Date, or, if there are no reported sales on such date, the average of the high and low bid prices on such date as reported by the Nasdaq National Market.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the material anticipated federal income tax consequences of the Reverse Split to stockholders of the Company, if the Reverse Split is implemented. This summary is based upon the Code for the applicable treasury regulations promulgated thereunder, judicial authority and administrative rulings and practice, all as in effect on the date hereof. Legislative, judicial or administrative rules and interpretations are subject to change, potentially on a retroactive basis, at any time and therefore could alter or modify the statements and conclusions set forth below. For the purpose of this discussion, it is assumed that the shares of Common Stock are held as capital assets by stockholders who are United States persons (i.e., citizens or residents of the United States or domestic corporations). This summary does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to a particular stockholder in light of such stockholder's personal investment circumstances, stockholders holding Common Stock as security for borrowings or those stockholders subject to special treatment under the federal income tax laws (for example, life insurance companies, tax-exempt organizations, foreign corporations and nonresident alien individuals). The summary also does not discuss any consequence of the Reverse Split under any state, local, foreign, gift or estate tax laws.

         No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of the Company as a result of the Reverse Split. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME TAX LAWS.

         The Company believes that the Reverse Split, if implemented, would be a tax-free recapitalization to the Company and its stockholders. If the Reverse Split qualifies as a recapitalization described in Section 368(A)(1)(E) of the Code, (i) no gain or loss will be recognized by the Company in connection with the Reverse Split; (ii) no gain or loss will be recognized by holders of Common Stock who exchange their shares of Pre-Split Common Stock for shares of Post-Split Common Stock, except that holders of Common Stock who receive cash in lieu of fractional shares will be treated as if the fractional shares were distributed to such holders of shares of Pre-Split Common Stock and then redeemed by the Company and will recognize gain or loss for federal income tax purposes on the redemption of the fractional shares equal to the difference, if any, between a holder's basis in the fractional share and the amount of cash received, which gain or loss will be capital gain or loss and will be a long-term capital gain or loss if the fractional shares were held for more than one year (for a maximum 28% tax rate or 18 months for a maximum 20% tax rate);
(iii) the tax basis of the shares of Post-Split Common Stock received by holders of shares of Pre-Split Common Stock will be the same as the tax basis of the shares of Pre-Split Common Stock exchanged therefor, less the tax basis allocated to fractional share interests; and (iv) the holding period of the shares of Post-Split Common Stock in the hands of holders of shares of Post-Split Common Stock will include the holding period of their shares of Pre-Split Common Stock exchanged therefor. The Company expects that less than 5% of the total fair market value of its Common Stock will be converted into cash in lieu of issuing fractional shares of Common Stock.

FINANCIAL INFORMATION

         The Company's Annual Report for the fiscal year ended December 31, 1997 includes the Company's audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are incorporated by reference in this Proxy Statement. A copy of the Annual Report accompanies this Proxy Statement.

TEXT OF AMENDMENT

         The text of the amendment to the Company's Certificate of Incorporation, which would be filed with the Secretary of State of the State of Delaware if the Reverse Split is effected, is attached to this Proxy Statement as Exhibit B and is incorporated herein by this reference. Stockholders are urged to read the amendment in its entirety.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is required to adopt and approve the Reverse Split Proposal. Properly signed proxies returned to the Company at or prior to the Annual Meeting will be voted in favor of the Reverse Split Proposal, unless contrary instructions are specified.

NO DISSENTERS' RIGHTS OF APPRAISAL

         Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal with respect to the Reverse Split Proposal.

         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION AND APPROVAL OF THE REVERSE SPLIT PROPOSAL. PROXY CARDS SIGNED AND TIMELY RETURNED TO THE COMPANY WILL BE SO VOTED, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED THEREON.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 4)

         The Board of Directors of the Company has appointed Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1998. Deloitte & Touche LLP has served as the Company's independent auditors since 1991, the Company's first fiscal year. Services provided to the Company by Deloitte & Touche LLP in 1997 included the audit of the Company's consolidated financial statements, services related to filings of reports with the Securities and Exchange Commission, preparation of tax returns and consultation in connection with various accounting and tax matters. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1998 FISCAL YEAR. PROXY CARDS SIGNED AND TIMELY RETURNED TO THE COMPANY WILL BE SO VOTED, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED THEREON.

                                  ANNUAL REPORT

         The Company's 1997 Annual Report, including audited financial statements for the fiscal year ended December 31, 1997, accompanies this Proxy Statement. Stockholders are referred to the Annual Report for financial information about the Company. The audited financial statements of the Company and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Company's 1997 Annual Report are hereby specifically incorporated by reference into this Proxy Statement. Except as provided above, the Annual Report is not incorporated into this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires each person who is a director, executive officer or beneficial owner of more than 10% of the outstanding Common Stock of the Company to file reports of ownership on Form 3 and of changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission, and to furnish the Company with copies of all such reports filed. Based solely upon its review of the copies of such forms received by the Company, and written representations from certain reporting persons that no Form 5's were required to be filed by such persons, the Company believes that, during 1997, all reports required by Section 16(a) were timely filed, except one report covering one transaction by Mr. Patrick, a former director of the Company.

                              STOCKHOLDER PROPOSALS

         Any proposal of a stockholder intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company on or before January 8, 1999 and otherwise meet the requirements of applicable federal and state law and regulations in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting other than the items set forth in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting or at any adjournments or postponements thereof, the persons appointed as proxies on the accompanying proxy cards will have the discretionary authority to vote the shares represented by the proxy card in accordance with their best judgment.


                                        By Order of the Board of Directors


                                        Gary J. Zuiderveen
                                        Secretary
May 8, 1998

                                    EXHIBIT A
                                    ---------

                        MARCUM NATURAL GAS SERVICES, INC.
                            1998 STOCK INCENTIVE PLAN


         SECTION 1. PURPOSES. The purposes of the Marcum Natural Gas Services, Inc. 1998 Stock Incentive Plan (the "Plan") are to promote the long-term interests of Marcum Natural Gas Services, Inc. and its Subsidiaries by (i) attracting, retaining and rewarding high-quality executives and other key employees and directors of, and advisors and consultants to, the Company and its Subsidiaries, (ii) motivating such persons by enabling them to acquire or increase a proprietary interest in the Company in order to align the interests of such persons with the Company's stockholders, and (iii) providing such persons with incentives to pursue and participate in the long-term growth, profitability and financial success of the Company.

         SECTION 2. DEFINITIONS. In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the meanings set forth below:

         (a) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Performance Award, Dividend Equivalent or Other Stock-Based Award, together with any other right or interest granted to a Participant under the Plan.

         (b) "Award Agreement" means any written agreement, contract or other instrument or document evidencing any Award which may, but need not, be executed or acknowledged by a Participant.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Change in Control" has the meaning given to such term in Section 9(b)(i) of the Plan.

         (e) "Change in Control Price" has the meaning given to such term in
Section 9(b)(ii) of the Plan.

         (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, together with the rules, regulations and interpretations promulgated thereunder, and any successor provisions, rules, regulations and interpretations.

         (g) "Committee" means a committee of directors designated by the Board, in its discretion, to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors, each of whom shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" as defined under Section 162(m) of the Code, unless administration of the Plan by "outside directors" is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

         (h) "Company" means Marcum Natural Gas Services, Inc., a Delaware corporation, together with any successor thereto.

         (i) "Covered Employee" means any individual who is or, in the determination of the Board, is likely to be a "covered employee" within the meaning of Section 162(m) of the Code.

         (j) "Deferred Stock" means a right, granted to a Participant under
Section 6(e) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

         (k) "Director" means any individual who is a member of the Board.

         (l) "Director Option" means a Non-Qualified Stock Option automatically granted to each Non-Employee Director pursuant to Section 6(b)(v) of the Plan without any action by the Board.

         (m) "Dividend Equivalent" means a right granted to a Participant under
Section 6(g) hereof to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specific number of Shares, or other periodic payments.

         (n) "Effective Date" means June 12, 1998.

         (o) "Eligible Person" means an officer, employee or director of, or an advisor or consultant to, the Company or a Subsidiary.

         (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, together with the rules, regulations and interpretations promulgated thereunder, and any successor provisions, rules, regulations and interpretations.

         (q) "Fair Market Value" means the fair market value of the property or other item being valued, as determined by the Board in its sole discretion or by procedures established by the Board; provided, however, that the fair market value of Shares as of any date means the closing sale price of the Shares on such date or, if there are no sales on such date, then the closing sale price of the Shares on the most recent date prior to such date on which there was a sale of Shares, as reported on the Nasdaq Stock Market, on any other quotation system approved by the National Association of Securities Dealers, Inc. or on any national securities exchange on which Shares are then listed or quoted, which constitutes the primary trading market for the Shares.

         (r) "Incentive Stock Option" or "ISO" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto and is expressly designated as an Incentive Stock Option.

         (s) "Limited SAR" means a right granted to a Participant under Section 6(c) hereof.

         (t) "Non-Employee Director" means a Director who is not an officer or employee of the Company or any of its Subsidiaries on the applicable date.

         (u) "Non-Qualified Stock Option" or "NQSO" means an Option that is not intended to be an Incentive Stock Option.

         (v) "Option" means a right granted under Section 6(b) hereof to purchase Shares or other Awards at a specific price during a specific time.

         (w) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

         (x) "Participant" means any Eligible Person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

         (y) "Performance Award" means a right granted under Section 8 hereof to receive Awards based upon performance criteria specified by the Board.

         (z) "Person" means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         (aa) "Plan" means the Marcum Natural Gas Services, Inc. 1998 Stock Incentive Plan, as amended from time to time in accordance with the provisions hereof.

         (bb) "Restricted Stock" means any Shares granted under Section 6(d) hereof.

         (cc) "Related Party" has the meaning given to such term in Section 9(b)(iii) hereof.

         (dd) "Rule 16b-3" means Rule 16b-3 as from time to time in effect and applicable to the Plan and the Participants, as promulgated and interpreted by the SEC under Section 16 of the Exchange Act, including any successor rule thereto.

         (ee) "SEC" means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

         (ff) "Shares" means shares of common stock, par value $.01 per share, of the Company, or such other securities of the Company as may be designated by the Board from time to time.

         (gg) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Section 6(c) hereof, to be paid an amount measured by the appreciation in the Fair Market Value of shares from the date of grant to the date of exercise.

         (hh) "Subsidiary" means any corporation (whether now or hereafter existing) which, on the date of determination, qualifies as a subsidiary corporation of the Company under Section 425(f) of the Code, and any successor thereto.

         (ii) "Voting Securities" has the meaning given to such term in Section 9(b)(iv) hereof.

         SECTION 3. ADMINISTRATION.

                  (a) Authority of the Board. The Plan shall be administered by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Plan, the Board shall have full power and authority to: (i) designate Participants;
(ii) determine the type or types of Awards to be granted to an Eligible Person;
(iii) determine the number of Awards to be granted, the number of Shares or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including, but not limited to, any exercise price, grant price or purchase price, any exercise or vesting periods, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and any accelerations or waivers thereof, based in each case on such considerations as the Board shall determine), and all other matters to be determined in connection with an Award;
(iv) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or Awards may be accumulated, vested, exchanged, surrendered, canceled, forfeited or suspended; (v) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee;
(vi) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vii) prescribe the form of each Award Agreement, which need not be identical for each Participant; (viii) adopt, amend, suspend, waive or rescind such rules and regulations and appoint such agents as it shall deem necessary or desirable for the administration of the Plan; (ix) correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan; and (x) make any other determinations and decisions and take any other action that the Board deems necessary or desirable for the administration of the Plan. Notwithstanding anything else contained in the Plan to the contrary, neither the Committee, if any, nor the Board shall have any discretion regarding whether an Non-Employee Director shall receive a Director Option pursuant to Section 6(b)(v) hereof or regarding the terms of any Director Option which are set forth in Section 6(b)(v) hereof.

                  (b) Exercise of Authority. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, its Subsidiaries, Eligible Persons, Participants, holders or beneficiaries of Awards, and stockholders. The express grant of any specific power to the Board, and the taking of any action by the Board, shall not be construed as limiting any power or authority of the Board. The Board may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Board shall determine, to perform such functions, including administrative functions, as the Board may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3 for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code of the Code to fail to so qualify. The Board may appoint agents to assist it in administering the Plan.

                  (c) Delegation to a Committee. Notwithstanding anything to the contrary contained herein, the Board may at any time, or from time to time, appoint a Committee and delegate to such Committee the authority of the Board to administer the Plan, including to the extend provided by the Board, the power to further delegate such authority. Upon such appointment and delegation, any such Committee shall have all the powers, privileges and duties of the Board in the administration of the Plan to the extent provided in such delegation, except for the power to appoint members of the Committee and to terminate, modify or amend the Plan. The Board may from time to time appoint members of any such Committee in substitution for or in addition to members previously appointed, may fill vacancies in such Committee and may discharge such Committee. Any such Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

                  (d) Limitation of Liability. The Board, the Committee, if any, and each member of each shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company's independent auditors, legal counsel, other consultants or any other agents assisting in the administration of the Plan. Members of the Board and of the Committee, if any, and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Board and of the Committee, if any, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

         SECTION 4. SHARES AVAILABLE FOR AWARDS.

                  (a) Shares Available. Subject to adjustment as provided in
Section 4(b) hereof, the total number of Shares with respect to which Awards may be granted under the Plan shall be 1,000,000. If any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Shares, or if payment is made to the Participant in the form of cash or other property other than Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Awards may be granted, to the extent permissible under Rule 16b-3. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares, the number of Shares available for Awards under the Plan shall be increased by the number of Shares surrendered, to the extent permissible under Rule 16b-3. For purposes of this Section 4(a), the number of Shares to which an Award relates shall be counted against the number of Shares reserved and available under the Plan at the time of grant of the Award, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually distributed pursuant to the Award shall be counted against the number of Shares reserved and available under the Plan at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the number of Shares reserved and available under the Plan in accordance with procedures adopted by the Committee so as to ensure appropriate counting but avoid double counting; and provided, further, that the number of Shares deemed to be issued under the Plan upon exercise of an Option or an Other Stock-Based Award in the nature of a stock purchase right shall be reduced by the number of Shares surrendered by the Participant in payment of the exercise or purchase price of the Award.

                  (b) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, exchange of Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary or determined by the Board to be appropriate in order to prevent dilution or enlargement of the Participants' rights under the Plan, then the Board shall proportionately adjust any or all of (i) the number and kind of Shares or other securities of the Company (or number and kind of other securities or property) which may thereafter be issued in connection with Awards; (ii) the number and kind of Shares or other securities of the Company (or number and kind of other securities or property) issued or issuable with respect to outstanding Awards; and (iii) the grant, exercise or purchase price with respect to any Award; provided, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended. If, pursuant to the preceding sentence, an adjustment is made to outstanding Options held by Participants, a corresponding adjustment shall be made to outstanding Director Options and if, pursuant to the preceding sentence, an adjustment is made to the number of Shares authorized for issuance under the Plan, a corresponding adjustment shall be made to the number of Shares subject to each Director Option thereafter granted pursuant to Section 6(b)(v).

                  (c) Sources of Shares. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

                  (d) Annual Limits on Awards. Subject to adjustment as provided in Section 4(b) hereof the maximum number of Shares subject to Awards in any combination that may be granted during any one fiscal year of the Company to any one Participant shall be limited to 100,000.

         SECTION 5. ELIGIBILITY. Awards may be granted under the Plan only to Eligible Persons, except that (a) only Eligible Persons who are employees of the Company or a Subsidiary shall be eligible for the grant of Incentive Stock Options, and (b) only Non-Employee Directors shall receive Director Options in accordance with Section 6(b)(v) hereof.

         SECTION 6. SPECIFIC TERMS OF AWARDS.

                  (a) General. Subject to the provisions of the Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section
6. In addition, the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to the terms of Section 10 hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections pertaining to his Award. Subject to the provisions of the Plan, the Board shall have the right to accelerate the vesting or exercising of any Award granted under the Plan. Except as provided in
Section 7(a) hereof, or as required by applicable law, Awards shall be granted for no consideration other than prior and future services.

                  (b) Options. Subject to the provisions of the Plan, the Board is authorized to grant Options to Eligible Persons on the following terms and conditions:

                           (i) Exercise Price. The exercise price per Share of an Option shall be determined by the Board; provided, however, that, except as provided in Section 7(a), such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

                           (ii) Option Term. The term of each Option shall be determined by the Board.

                           (iii) Methods of Exercise. The Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or service requirements), the methods by which such exercise price may be paid or deemed to be paid, and the form of such payment, including, without limitation, cash, Shares, other outstanding Awards or other property (including notes or other contractual obligations of Participants to make payment on a deferred bases, to the extent permitted by law) or any combination thereof, having a Fair Market Value equal to the exercise price.

                           (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all material respects with the provisions of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may only be issued to employees of the Company or a Subsidiary. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under
         Section 422, unless the Participant has first requested the change that will result in such disqualification.

                           (v) Director Options.

                                  (A) Annual Grants. Notwithstanding any other
         provision in the Plan to the contrary, each Non-Employee Director shall be automatically granted, without action on the part of the Company, the Board, the Committee or any other person, a Director Option to purchase 10,000 Shares on the date of each annual meeting of stockholders of the Company beginning with the 1998 Annual Meeting of Stockholders; provided, however, that Director Options shall not be granted to a Non-Employee Director in a given year if, during the 6-month period prior to and including the date the Director Option would otherwise be granted pursuant to this Section 6(b)(v), such Non-Employee Director was granted a Director Option pursuant to clause
         (B) below.

                                  (B) Grant Upon Initial Election. A Director
         Option to purchase 20,000 Shares shall be automatically granted to each individual who is first elected or appointed to serve as a member of the Board after the Effective Date and who, as of the time of such election or appointment, is a Non-Employee Director.

                                  (C) Terms. All Director Options shall be NQSOs
         which shall be granted for no consideration other than services. The exercise price per Share purchasable under a Director Option shall be equal to the Fair Market Value of the Shares on the date of grant of the Director Option. Each Director Option shall be exercised by giving written notice of exercise to the Company accompanied by payment in full of the Exercise price in cash (including by check) or by surrender of Shares acquired by the Director at least six months prior to the Exercise Date, which Shares have a Fair Market Value at the time of delivery equal to the Exercise price, or a combination of a cash payment and such a surrender of Shares.

                                  (D) Exercisability. A Director Option shall be
         exercisable and fully vested immediately upon grant and shall continue to be exercisable until the earlier of (1) 10 years after the date of grant, (2) a number of years after the Non-Employee Director ceases to serve as a member of the Board equal to the number of years (including any partial years) the Non-Employee Director served as a member of the Board, if a Non-Employee Director ceases to serve as a member of the Board for any reason other than dismissal for cause, and (3) at the time the Non-Employee Director ceases to serve as a member of the Board, if he is dismissed for cause; provided, however, that, if a Non-Employee Director ceases serving as a member of the Board and, immediately thereafter, he is employed by the Company or a Subsidiary, then, solely for purposes of this Section 6(b)(v), he shall not be deemed to have ceased to serve as a member of the Board at any time, and his continued employment by the Company or any Subsidiary shall be deemed to be continued service as a member of the Board for purposes of the Plan (except that such former Board member shall not be eligible for additional grants and Director Options under the Plan); and provided, further, that a Director Option shall be exercisable after the date a Non-Employee Director ceases to serve as a member of the Board (unless the Non-Employee Director continues to be employed by the Company or a Subsidiary under the preceding proviso) only to the extent such Director Option was exercisable at such date.

                                  (E) Non-Exclusivity. The automatic grant of
         Director Options under this Section 6(b)(v) shall not be exclusive and, in addition thereto, additional Options or other Awards may be granted to such Non-Employee Director in the discretion of the Board or the Committee of such kinds, in such amounts and at such times as the Board or the Committee shall decide in its sole discretion.

                  (c) Stock Appreciation Rights. The Board is authorized to grant Stock Appreciation Rights to Eligible Persons on the following terms and conditions:

                           (i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of a Share on the date of exercise (or, in the case of a Limited SAR, the Fair Market Value determined by reference to the Change in Control Price), or, if the Board shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise, over
         (B) the grant price of the Stock Appreciation Right as determined by the Board as of the date of grant of the Stock Appreciation Right, which, except as provided in Section 7(a) hereof, shall not be less than the Fair Market Value of a Share on the date of grant.

                           (ii) Other Terms. The term, methods of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be determined by the Board. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Board may be granted on such terms, not inconsistent with this Section 6(c), as the Board may determine. SARs and Limited SARs may be awarded either on a free-standing basis or in tandem with other Awards.

                  (d) Restricted Stock. The Board is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

                           (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions as the Board may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances (including based on the achievement of performance goals and/or future service requirements), in such installments, or otherwise, as the Board shall determine at the time of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Board). During the restricted period applicable to the Restricted Stock, subject to Section 11 hereof, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

                           (ii) Forfeiture. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment or service on the Board (as determined under criteria established by the Board) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that restrictions on Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions on or the forfeiture of Restricted Stock.

                           (iii) Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Board shall determine, including, without limitation, issuance of certificates representing Shares. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Board may require that the Company retain physical possession of the Certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                           (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Board, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.

                  (e) Deferred Stock. The Board is authorized to grant Deferred Stock to Eligible Persons on the following terms and conditions:

                           (i) Issuance and Limitations. Delivery of Shares shall occur upon expiration of the deferral period specified for the Award of Deferred Stock by the Board. In addition, an Award of Deferred Stock shall be subject to such limitations (including a risk of forfeiture) as the Committee may impose (if any), which limitations may lapse at the expiration of the deferral period or at other specified times (including based on achievement of performance goals and/or future service requirements, separately or in combination, in installments or otherwise, as the Committee shall determine at the time of grant or thereafter. A Participant awarded Deferred Stock shall have no voting rights and shall have no rights to receive dividends in respect of Deferred Stock, unless and only to the extent that the Committee shall award Dividend Equivalents in respect of such Deferred Stock.

                           (ii) Forfeiture. Except as otherwise determined by the Board upon termination of employment with or service to the Company (as determined under criteria established by the Board) during the applicable deferral period or portion thereof to which forfeiture conditions apply, Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided,

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
         however, that the Board may provide, by rule or regulation or in any Award Agreement or may determine in any individual case, that restriction or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Board may in other cases waive in whole or in part the forfeiture of Deferred Stock.

                  (f) Bonus Shares and Awards in Lieu of Obligations. The Board is authorized to grant Shares or other Awards as a bonus to Eligible Persons or in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements (including salary requirements), provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Board to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Board.

                  (g) Dividend Equivalents. The Board is authorized to grant Dividend Equivalents to a Participant. Dividend Equivalents shall confer upon the Participant rights to receive, currently or on a deferred basis, cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or otherwise, as determined by the Board. The Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards or other investment vehicles, and subject to such restrictions or transferability and risk of forfeiture, as the Board may specify. Dividend Equivalents may be awarded on a free-standing basis or with another Award.

                  (h) Other Stock-Based Awards. The Board is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Board to be consistent with the purposes of the Plan, including, without limitation, purchase rights for Shares, Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Board, and Awards valued by reference to the book value of Shares or the value of securities of or the performance of specified Subsidiaries as the Board determines. The Board shall determine the terms and conditions of such awards. Except as provided in Section 7(a) hereof, Shares or securities delivered pursuant to an Award in the nature of a purchase right granted under this
Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including, without limitation, cash, Shares, other outstanding Awards or other property or any combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

                  (i) Exchange Provisions. The Board may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Shares, another Award or other property, based on such terms and conditions as the Board shall determine and communicate to the Participant at the time that such offer is made.

         SECTION 7. GENERAL TERMS OF AWARDS.

                  (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary (subject to the terms of Section 10 hereof), or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem, substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. The exercise price of any Option, the grant price of any Stock Appreciation Right or the purchase price of any other Award conferring a right to purchase Share retroactively granted in tandem with an outstanding Award or award shall be either not less than the Fair Market Value of Shares at the date of grant of the later Award or equal to the Fair Market Value of Shares at the date of grant of the earlier Award or award. Notwithstanding the foregoing, the exercise price of any Option, grant price of any Stock Appreciation Right or purchase price of any other Award conferring a right to purchase Shares which is granted in exchange or substitution for an option, stock appreciation right or other award granted by the Company (other than in connection with a transaction described in Section 9(a) hereof) shall not be less than the exercise price, grant price or purchase price of the exchanged or substituted Option, Stock Appreciation Right or other Award, and outstanding Awards shall not be amended (other than in connection with a transaction described in Section 4(b) hereof to reduce the exercise price, grant price or purchase price of any such Award.

                  (b) Decisions Required to be Made by the Board. Other provisions of the Plan and any Award Agreement notwithstanding, if any decision regarding an Award or the exercise of any right by a Participant, at any time such Participant is subject to Section 16 of the Exchange Act or is a Covered Employee under Section 162(m) of the Code, is required to be made or approved by the Board in order that a grant to or transaction by such Participant will be exempt under Rule 16b-3 or qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code then the Board shall retain full and exclusive power and authority to make such decision or to approve or disapprove any such decision by the Participant.

                  (c) Term of Awards. The term of each Award shall be for such period as may be determined by the Board; provided, however, that in no event shall the term of any Incentive Stock Option, or a Stock Appreciation Right granted in tandem therewith, exceed a period of ten years from the date of its grant.

                  (d) Form and Timing of Payment of Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments or substitutions to be made by the Company or a Subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Board shall determine at the time of grant or thereafter (subject to the terms of Section 10 hereof), including, without limitation, cash, Shares, other Awards or other property or any combination thereof, and may be made in a single payment or substitution, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Board. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Board or upon occurrence of one or more specified events (in addition to a Change in Control).

                  (e) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

                  (f) Share Certificates. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange, the Nasdaq Stock Market or any other automated quotation system on which Shares are listed or quoted. The Board may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Board or a Participant, the Board may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other Person as the Committee may designate.

         SECTION 8. PERFORMANCE AWARDS.

                  (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) hereof in the case of a Performance Award intended to qualify under Section 162(m) of the Code.

                  (b) Performance Awards Granted to Designated Covered Employees. If the Board determines that a Performance Award to be granted to an Eligible Person who is designated by the Board as likely to be a Covered

Employee should qualify as "performance-based compensation" for purposes of
Section 162(m) of the Code, the Board shall comply with the pre-established performance goals and other terms set forth in this Section 8(b).

                           (i) Performance Goals Generally. The performance
goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Board consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Board result in the achievement of performance goals being "substantially uncertain." The Board may determine that such achievement of performance be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to anyone Participant or to different Participants.

                           (ii) Business Criteria. One or more of the following
business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Board in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) return on investment; (5) return on net assets, assets, capital or equity; (6) economic value added; (7) operating margin; (8) net income; (9) pretax earnings; (10) pretax earnings before interest, depreciation and amortization; (11) pretax operating earnings after interest expense and before extraordinary or special items; (12) operating earnings; (13) total stockholder return; (14) price of the shares (and changes thereof); and (15) any of the above goals as compared to the performance of a published or special index deemed applicable by the Board including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies.

                           (iii) Performance Period; Timing for Establishing
Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to 10 years, a specified by the Board. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code.

                           (iv) Performance Award Pool. The Board may establish
a Performance Award pool, which shall be an unfunded pool for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Board in accordance with Section 8(b)(iii) hereof. The Board may specify the amount of the Performance Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                           (v) Settlement of Performance Awards; Other Terms.
Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Board. The Board may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Board shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

                  (c) Written Determinations. All determinations by the Board as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b) hereof shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. The Board may not delegate any responsibility relating to such Performance Awards.

                  (d) Status of Section 8(b) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards under Section 8(b) granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and the regulations thereunder shall, if so designated by the Board, constitute "performance-based compensation" within the meaning of Section 162(m) of the Code of the Code and the regulations thereunder. The foregoing notwithstanding, because the Board cannot determine with certainty whether a given participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to performance Awards or Annual Incentive Awards that are designated as intended to comply with
Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

         SECTION 9. CHANGE IN CONTROL.

                  (a) Acceleration of Exercisability and Lapse of Restrictions and Cash-Out of Awards upon "Change in Control". In the event of a Change in Control, subject only to the applicable restrictions set forth in Section 11(a) hereof, the following provisions shall apply unless otherwise provided in the Award Agreement, and:

                           (i) All outstanding Awards, pursuant to which the
Participant may have a right to exercise which was not previously exercisable and vested, shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or services by the Participant.

                           (ii) Unless the right to lapse of restrictions or
limitations is waived or deferred by a Participant prior to such lapse, all restrictions (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control.

                           (iii) All performance criteria, goals and other
conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled as of the time of the Change in Control.

                           (iv) For a period of 60 days following a Change in
Control, each Participant may elect to surrender any outstanding Award and to receive, in full satisfaction therefor, a cash payment equal to the value of such Award calculated on the basis of the Change in Control Price of any Shares or the Fair Market Value of any property other than Shares relating to such Award; provided, however, that in the case of an Incentive Stock Option, or a Stock Appreciation Right granted in tandem therewith, the payment shall be based upon the Fair Market Value of Shares on the date which the Change in Control occurred; provided further, however, that in the case of a Change in Control described in Section 9(b)(i)(C) or (D) hereof, the payment described in this sentence shall not necessarily be made in cash but instead shall be made in the same form (i.e., cash, Shares, other securities or combination thereof) as holders of Shares receive in exchange for their Shares in the transaction that results in the Change in Control. In the event that an Award is granted in tandem with another Award such that the Participant's right to payment for such Award is an alternative to payment of another Award, the Participant electing to surrender any such tandem Award shall surrender all alternative Awards related thereto and receive payment for the Award which produces the highest payment to the Participant.

                  (b) Definition of Certain Terms. For purposes of this Section 9, the following definitions, in addition to those set forth in Section 2, shall apply:

                           (i) "Change in Control" means and shall be deemed to
have occurred if:

                                  (A) any Person, other than the Company or a
Related Party, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to be the beneficial owner of all Shares that such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise, conversation rights, warrants, options or otherwise, without regard to the 60 day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 25% or more of the total voting power of all the then outstanding Voting Securities, except that there shall be excluded from the number of Voting Securities deemed to be beneficially owned by a Person a number of Voting Securities representing not more than 10 percent of the then outstanding voting power if such Person is (1) eligible to file a Schedule 13G pursuant to Rule 13-1(b)(1) under the Exchange Act with respect to Voting Securities or (2) an underwriter who becomes the beneficial owner of more than 20% of the then outstanding Voting Securities pursuant to a firm commitment underwriting agreement with the Company; or

                                  (B) the individuals who, as of the effective
date of the Plan, constitute the members of the Board together with those directors who are first elected subsequent to such date and whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the members of the Board then still in office who were either directors as of the effective date of the Plan or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute at least a majority of the members of the Board; or

                                  (C) the consummation of a merger,
consolidation, recapitalization or reorganization of the Company, reverse spilt of any class of Voting Securities, or in an acquisition of securities or assets by the Company, other than (1) any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by at least 75% of the holders of outstanding Voting Securities immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (2) any such transaction which would result in a Related Party beneficially owning more than 50% of the voting securities of the surviving entity outstanding immediately after such transaction; or

                                  (D) the stockholders of the Company approve a
plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than (1) any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction, or (2) a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition.

                                  (E) any other event occurs which the Board
determines, in its discretion, would materially alter the structure of the Company or its ownership.

                           (ii) "Change in Control Price" means, with respect to
a Share, the higher of (A) the highest Fair Market Value of the Shares at any time during the 60 calendar days preceding and the 60 days following the Change in Control; or (B) the highest price paid per Share in a transaction which either (1) results in a Change in Control or (2) would be consummated but for another transaction which results in a Change in Control and, if it were consummated, would result in a Change in Control. With respect to clause (B) in the preceding sentence, the "price paid" will be equal to the sum of (1) the face amount of any portion of the consideration consisting of cash or cash equivalents and (2) the Fair Market Value of any portion of the consideration consisting or real or personal property other than cash or cash equivalents, as established by an independent appraiser selected by the Board.

                           (iii) "Related Party" means (A) a Subsidiary of the
Company; or (B) an employee or group of employees of the Company or any majority-owned Subsidiary of the Company; or (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned Subsidiary of the Company; or (D) an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

                           (iv) "Voting Securities or Security" means any
securities of the Company which carry the right to vote generally in the election of directors.

         SECTION 10. AMENDMENTS TO AND TERMINATION OF THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment, alteration, suspension, discontinuation or termination shall be subject to approval of the Company's stockholders not later than the annual meeting next following such Board action if stockholder approval is required by any federal or state law or regulation or the rules of the Nasdaq Stock Market or on any national securities exchange, stock market or automated quotation system on which the Shares are then listed, traded or quoted, or if the Board in its discretion determines that obtaining such stockholder approval is for any reason advisable; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him.

         SECTION 11. GENERAL PROVISIONS.

                  (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Board, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Nasdaq Stock Market or any national securities exchange, automated quotation system or any other stock exchange or stock market upon which the Shares or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Board may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement of other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

                  (b) Transferability. No Award granted under the Plan, nor any other rights acquired by a Participant under the Plan, shall be assignable or transferable by a Participant, other than by a will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Board of Retirement Income Security Act of 1974, and each such Award or right shall be exercisable during the Participant's lifetime only by the Participant or, if admissible under applicable law, by the Participant's guardian or legal representative or a transferee receiving such Award pursuant to a QDRO; provided, however, that the Board may, in its sole discretion, authorize all or a portion of an Award to be transferable by the Participant, but only to (i) any immediate family members of the Participant,
(ii) any trust or trusts for the exclusive benefit of such immediate family members, or (iii) a partnership or limited liability company in which such immediate family members are the only partners or members, provided that (A) there may be no consideration for any such transfer, other than an interest in a transferee's partnership, limited liability company or other similar entity, (B) the Award Agreement related to the Award must expressly provide for such transferability in a manner consistent with this section 11(b), (C) the Board, in granting an Award, may impose additional restrictions on transfer or prohibit such transfer entirely, (D) following any transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan, any reference to a Participant shall be deemed to refer to the transferee, (E) in the event of a transferee's death, an Award may be exercised by the personal representative of the transferee's estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the transferee's will or under the applicable laws of descent and distribution. Following any such transfer, any transferee shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided for purposes of Section 11(b) hereof, the term "Participant" shall be deemed to refer to the transferee, and any event of termination of employment of the Participant as set forth in the Award Agreement or in this Plan shall continue to be applied with respect to the original Participant, following which the Award shall be exercisable by the transferee only to the extent, and for the period specified by, the Award Agreements.

                  (c) No Rights to Awards; No Stockholder Rights. Nothing in the Plan shall be construed as giving any Participant, Eligible Person or other Person any right to claim to be granted any Award under the Plan, or to be treated uniformly with other Participants and Eligible Persons. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such Participant in connection with the terms of such Award. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

                  (d) Withholding. The Company or any Subsidiary is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of Shares, amounts of withholding and other taxes due with respect to an Award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Awards. This authority shall include authority to withhold or receive Shares, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

                  (e) No Right to Employment. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as, (i) conferring, upon any Participant or any Eligible Person, any right to continue in the employ or service of the Company or any Subsidiary or (ii) interfering in any way with the right of the Company or any Subsidiary to (A) terminate any Participant's or Eligible Person's employment or service at any time or (B) increase or decrease the compensation of any Participant or Eligible Person from the rate in existence at the time of granting of an Award, except as may be expressly provided in any Award Agreement or other compensation arrangement.

                  (f) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Board may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Board otherwise determines.

                  (g) No Limit on Other Compensatory Arrangements Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements (which may include, without limitation, employment agreements with executives and arrangements which relate to Awards under the Plan), and such arrangements may be either generally applicable only in specific cases.

                  (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

                  (i) Governing Law. The validity, interpretation, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be governed by the laws of the State of Delaware (without regard to provisions governing conflicts of laws) and applicable federal law.

                  (j) Severability.

                           (i) If any provision of the Plan or any Award is or
becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed amended to conform to applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be deleted and the remainder of the Plan shall remain in full force and effect; provided, however, that, unless otherwise determined by the Board, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Board.

                           (ii) If any of the terms or provisions of the Plan
conflict with the requirements of applicable law or applicable rules and regulations thereunder, including the requirements of Section 162(m) of the Code, Rule 16b-3 and/or Section 422A of the Code, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with applicable law, or applicable rules and regulations, without invalidating the remaining provisions hereof. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422A of the Code, such provisions shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein; provided, further, that to the extent any Option which is intended to qualify as an ISO cannot so qualify, such Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of the Plan.

                  (k) Rule 16b-3 Compliance. With respect to persons subject to
Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable terms and conditions of Rule 16b-3 and any successor provisions. To the extent that any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

                  (l) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                  (m) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. Such terms may include, but are not limited to, the effect on such Award of the death, retirement or other termination of employment of a Participant and the effect, if any, of a change in control of the Company.

                  (n) Indemnification. Each person who is or shall have been a member of the Committee, if any, or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

                  (o) Construction. For purposes of the Plan, the following rules of construction shall apply: (i) the word "or" is disjunctive but not necessarily exclusive; (ii) words in the singular include the plural; words in the plural include the singular; and words in the neuter gender include the masculine and feminine genders; and (iii) words in the masculine or feminine gender include the other and neuter genders.

         SECTION 12. EFFECTIVE DATE AND TERMINATION.

                  (a) The Plan shall become effective as of June 12, 1998, the date the Plan was adopted and approved by the stockholders of the Company. Any Awards granted under the Plan prior to such approval of stockholders shall be effective when made (unless otherwise specified by the Board at the time of grant) but shall be conditioned upon and subject to such approval of the Plan by stockholders.

                  (b) Awards may be granted under the Plan after June 12, 2008. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after June 12, 2008.

                                    EXHIBIT B
                                    ---------

                                TEXT OF AMENDMENT
                                       TO
     ARTICLE FOURTH OF THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
     -----------------------------------------------------------------------


         In the event the Reverse Split Proposal is approved by the stockholders at the Annual Meeting, and thereafter is implemented by the Board of Directors within one year of the date of the Annual Meeting, then Article Fourth of the Company's Restated Certificate of Incorporation, as amended, shall be amended by the addition of the following:

         Effective as of 5:00 p.m., New York, New York time, on the date the Certificate of Amendment to this Restated Certificate of Incorporation amending this Article Fourth is filed with the Secretary of State of the State of Delaware ("1998/9 Reverse Split Effective Date"), each [between two and four, inclusive] issued and outstanding shares of Common Stock, par value $.01 per share, of this Corporation ("Pre-Split Common Stock") shall be automatically, without further action by the holders of the Pre-Split Common Stock, converted into one share of Common Stock, par value $.01 per share, of the corporation ("Post-Split Common Stock") to give effect to a one-for-[between two and four, inclusive] reverse stock split ("1998/9 Reverse Split"). From and after the 1998/9 Reverse Split Effective Date, each certificate representing shares of Pre-Split Common Stock shall be deemed to represent for all purposes the number of shares of Post-Split Common Stock into which the shares of Pre-Split Common Stock were converted pursuant to the 1998/9 Reverse Split, plus the right to receive a cash payment in lieu of any fractional share as described below.

         No fractional shares of Post-Split Common Stock shall be issued in connection with the 1998/9 Reverse Split. In lieu thereof, each holder of record of shares of Pre-Split Common Stock who would otherwise have been entitled to receive a fractional share of Post-Split Common Stock pursuant to the 1998/9 Reverse Split shall, upon surrender of such holder's certificates representing shares of Pre-Split Common Stock, be entitled to receive a cash payment equal to the last sale price of the Common Stock as reported on the Nasdaq National Market (or, if the Common Stock is not on the 1998/9 Reverse Split Effective Date traded on the Nasdaq National Market, then the principal stock exchange, stock market, or stock system on which the Common Stock is traded or quoted) on the 1998/9 Reverse Split Effective Date, or, if there is no reported sale on such date, the average of the last reported high and low bid prices on such date, multiplied by the fractional share, and such amount shall in no event accrue any interest. From and after the 1998/9 Reverse Split Effective Date, all fractional shares shall be canceled and represent only the right to receive the cash payment described in this paragraph.

PROXY                   MARCUM NATURAL GAS SERVICES, INC.                  PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS JUNE 12, 1998

The undersigned stockholder of Marcum Natural Gas Services, Inc. (the "Company") hereby appoints W. Phillip Marcum and A. Bradley Gabbard, or either of them (the "proxy holders"), the proxy or proxies of the undersigned, with full power of substitution, to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company called to be held on Friday, June 12, 1998, and at any adjournments and postponements thereof, as follows:

1. To elect three (3) directors of the Company for a three year term expiring at the 2001 Annual Meeting of Stockholders.

     [ ] FOR all nominees listed below        [ ] WITHHOLD AUTHORITY to vote for
         (except as marked to the contrary).      all nominees listed below.

             W. Phillip Marcum     Basil M. Briggs     Robert Lloyd

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE SPACE PROVIDED BELOW:)

--------------------------------------------------------------------------------

2. To adopt and approve the Marcum Natural Gas Services, Inc. 1998 Stock Incentive Plan.

               [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

3. To adopt and approve a proposal to amend Article Fourth of the Company's Restated Certificate of Incorporation to implement a reverse split ("Reverse Split") of the Company's Common Stock in the range between one-for-two and one-for-four, inclusive, in the event the Board of Directors determines that a Reverse Split is necessary or advisable at any time within one year from the date of the Annual Meeting, with the exact size of the Reverse Split to be determined by the Board of Directors.

               [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

               [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

5. In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the meeting and any adjournments and postponements thereof.


          A VOTE FOR EACH ITEM IS RECOMMENDED BY THE BOARD OF DIRECTORS
                 ---



The shares represented by this proxy card when properly executed will be voted as specified. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged.


                                             Date:
                                                  ------------------------------


                                             -----------------------------------
                                             Signature


                                             -----------------------------------
                                             Additional Signature (if shares
                                             are held jointly)

INSTRUCTIONS: Please sign exactly as your name appears on the label above and return this proxy card promptly in the accompanying envelope. When shares are held by joint tenants, both should sign. When shares are held in the name of a corporation, partnership or limited liability company or other entity, please sign the full entity name by an authorized officer, partner, manager, member or other authorized person. When signing as attorney, executor, administrator, trustee, guardian or in any other representative capacity, please give your full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.

           [ ] Please check this box if you are planning to attend the
                         Annual Meeting of Stockholders.